                                                                    EXHIBIT 10.1


                           ASSET PURCHASE AGREEMENT

                                  by and among

                          IVONYX GROUP SERVICES, INC.,

                                 IVONYX, INC.,

                                DRKOOP.COM, INC.

                                      AND

                         INFUSION ACQUISITION SUB, INC.

                             Dated:  April 13, 2001

                            ASSET PURCHASE AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
ARTICLE I. DEFINITIONS.................................................   1

1.1    Defined Terms...................................................   1
1.2    Other Defined Terms.............................................   9

ARTICLE II. PURCHASE AND SALE OF THE ASSETS............................  10

2.1    Transfer of Assets..............................................  11
2.2    Nonassumption of Liabilities....................................  11
2.3    Consideration...................................................  11
2.4    Escrow..........................................................  11
2.5    Earnout.........................................................  12
2.6    Allocation of Purchase Price....................................  14

ARTICLE III. CLOSING...................................................  14

3.1    Closing.........................................................  14
3.2    IVonyx Deliveries at Closing....................................  14
3.3    Koop Parties Deliveries at the Closing..........................  16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE IVONYX PARTIES.......  17

4.1    Organization of IVonyx..........................................  17
4.2    Capitalization; Subsidiaries....................................  17
4.3    Authorization...................................................  18
4.4    Absence of Certain Changes or Events............................  18
4.5    Assets..........................................................  20
4.6    Real Property...................................................  20
4.7    Contracts and Commitments.......................................  20
4.8    Permits.........................................................  22
4.9    No Conflict or Violation........................................  22
4.10   Financial Statements............................................  22
4.11   Books and Records...............................................  23
4.12   Litigation......................................................  23
4.13   Labor, Employment, and Benefits.................................  23
4.14   Liabilities.....................................................  24
4.15   Compliance with Law.............................................  24
4.16   No Brokers......................................................  24
4.17   No Other Agreements to Sell any of the Assets...................  25
4.18   Intellectual Property Rights....................................  25
4.19   Tax Matters.....................................................  27
4.20   Insurance.......................................................  28
4.21   Payments........................................................  28

4.22   Approvals.......................................................  28
4.23   Compliance with Health Care Laws................................  28
4.24   Disclosure......................................................  29
4.25   Material Misstatements Or Omissions.............................  30

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE KOOP PARTIES..........  30

5.1    Organization....................................................  30
5.2    Capitalization of Parent and Acquisition Sub....................  30
5.3    Authorization...................................................  31
5.4    No Conflict or Violation........................................  31
5.5    SEC Filings.....................................................  31
5.6    Disclosure......................................................  32
5.7    No Brokers......................................................  32

ARTICLE VI. COVENANTS OF THE IVONYX PARTIES AND THE KOOP PARTIES.......  32

6.1    Further Assurances..............................................  32
6.2    No Solicitation.................................................  32
6.3    Notification....................................................  33
6.4    Notification of Certain Matters.................................  33
6.5    Investigation by Acquisition Sub................................  33
6.6    Conduct of Business.............................................  34
6.7    Agreement to Maintain Confidentiality...........................  36
6.8    Expenses........................................................  37
6.9    Employee Matters................................................  37
6.10   Audited Financial Statements....................................  38
6.11   Registration Statement/Proxy Statement..........................  39
6.12   Name Change.....................................................  39
6.13   Insurance Policies..............................................  39
6.14   Lease and Transfer of Excluded Equipment........................  39
6.15   Corporate Leases................................................  39

ARTICLE VII. RISK OF LOSS; CONSENTS TO ASSIGNMENT......................  40

7.1    Risk of Loss....................................................  40
7.2    Consents to Assignment..........................................  40

ARTICLE VIII. CONDITIONS PRECEDENT TO IVONYX PARTIES' PERFORMANCE......  40

8.1    Accuracy of Representations and Warranties......................  41
8.2    Performance of Covenants........................................  41
8.3    Closing Deliveries..............................................  41
8.4    Orders and Laws.................................................  41
8.5    Board of Directors..............................................  41
8.6    Registration Statement..........................................  41
8.7    Consents; Regulatory Compliance and Approval....................  41

8.8    Secured Creditors...............................................  42

ARTICLE IX. CONDITIONS PRECEDENT TO KOOP PARTIES' PERFORMANCE..........  42

9.1    Accuracy of Representations and Warranties......................  42
9.2    Performance of Covenants........................................  42
9.3    Closing Deliveries..............................................  42
9.4    Orders and Laws.................................................  42
9.5    Consents; Regulatory Compliance and Approval....................  43
9.6    Credit Facility.................................................  43
9.7    Material Adverse Change.........................................  43
9.8    Tax Clearance Certificate.......................................  43
9.9    Registration Statement..........................................  43
9.10   Secured Creditors...............................................  44

ARTICLE X. ACTIONS BY THE PARTIES AFTER THE CLOSING....................  44

10.1   Survival of Representations, Etc................................  44
10.2   Notice of Damages...............................................  44
10.3   Agreements to Indemnify.........................................  45
10.4   Conditions of Indemnification of Third Party Claims.............  45
10.5   Appointment of IVonyx as Representative of the IVonyx Parties...  46
10.6   Contents of Indemnification Notice..............................  47
10.7   Resolution of Indemnification Notice............................  47
10.8   Choice of Remedies; Limitations.................................  48
10.9   Remedies Generally..............................................  50
10.10  Bulk Sales......................................................  50
10.11  Taxes...........................................................  50
10.12  Prorations......................................................  51
10.13  Right of Offset.................................................  52

ARTICLE XI. TRANSFER RESTRICTIONS......................................  52

ARTICLE XII. MISCELLANEOUS.............................................  54

12.1   Termination.....................................................  54
12.2   Assignment......................................................  54
12.3   Notices.........................................................  55
12.4   Choice of Law...................................................  55
12.5   Arbitration; Process............................................  56
12.6   Entire Agreement; Amendments and Waivers........................  56
12.7   Multiple Counterparts...........................................  56
12.8   Invalidity......................................................  56
12.9   Titles; Gender..................................................  56
12.10  Cumulative Remedies.............................................  56
12.11  Representation by Counsel; Equal Construction...................  57
12.12  Schedules; Duty to Update.......................................  57

                               ANNEX AND EXHIBITS

Exhibit A  Terms of Molloy Employment Agreement

Exhibit B  Terms of Molloy Option Agreement

Exhibit C  Form of Legal Opinion

Exhibit D  Form of Rule 145 Letter Agreement

                            ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (this "Agreement"), dated as of April
                                               ---------
__, 2001, is by and among IVonyx Group Services, Inc., a Delaware corporation ("IVonyx"), IVonyx, Inc., a California corporation and a wholly-owned subsidiary
--------
of IVonyx ("IVonyx Sub"), Infusion Acquisition Sub, Inc., a Delaware corporation
            ----------
("Acquisition Sub"), and drkoop.com, Inc., a Delaware corporation ("Parent" and,
  ---------------                                                   ------
together with Acquisition Sub, the "Koop Parties").  IVonyx and IVonyx Sub are
                                    ------------
collectively referred to herein as the "IVonyx Parties" or individually as an
                                        --------------
"IVonyx Party." IVonyx, IVonyx Sub, Acquisition Sub and Parent are at times
-------------
collectively referred to herein as the "Parties" or individually (and without
                                        -------
distinction) as a "Party."
                   -----

                                    RECITALS
                                    --------

          WHEREAS, the IVonyx Parties have been soliciting offers from third parties for the purchase of substantially all of the assets of the IVonyx Parties and have received numerous offers in connection therewith;

          WHEREAS, the Koop Parties submitted an offer for the purchase of substantially all of the assets of the IVonyx Parties and such offer represents the best offer received by the IVonyx Parties;

          WHEREAS, the IVonyx Parties wish to sell to the Koop Parties and the Koop Parties wish to purchase from the IVonyx Parties substantially all of the assets of the IVonyx Parties at the price and under the specified terms and conditions as set forth herein; and

          WHEREAS, effective at the Closing (as defined below), and as a condition and inducement to the Koop Parties' willingness to enter into this Agreement, the IVonyx Parties are entering into certain Ancillary Agreements (as defined below).

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "Action" shall mean any action, claim, suit, litigation, proceeding,
           ------
labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

          "Affiliate" shall have the meaning set forth in the Securities
           ---------
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Assets" shall mean all of the right, title and interest in and to the
           ------
business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business or in which any of the IVonyx Parties has any interest, including, without limitation, all of the IVonyx Parties' right, title and interest in the following:

               (a) all Contract Rights, to the extent transferable;

               (b)  all Fixtures and Equipment;

               (c)  all Inventory;

               (d) all Books and Records related to the Assets (excluding the Organizational Documents, minutes, and corporate books and records);

               (e) all Intellectual Property of any of the IVonyx Parties;

               (f) all Permits, to the extent transferable;

               (g) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the Business;

               (h) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to any of the IVonyx Parties pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable and relate to the Assets or Assumed Liabilities; and

               (i) all Deposits and Prepaid Expenses (to the extent not pro rated pursuant to Section 10.12);
                  -------------

but excluding therefrom the Excluded Assets.

          "Assumed Liabilities" shall mean (i) Liabilities arising from Contract
           -------------------
Rights assumed by Acquisition Sub to the extent such Liabilities arising from such Contract Rights arise and relate to periods after the Closing Date, (ii) the Apportioned Obligations specifically apportioned to Acquisition Sub pursuant to Section 10.11(b), and (iii) those Liabilities that are pro rated and
   ----------------
allocated to the Koop Parties pursuant to Section 10.12.
                                          -------------

          "Average Price" shall mean the 30-day average closing price per share
           -------------
of Common Stock ending on the date immediately prior to the Closing Date (appropriately adjusted for any stock splits, reverse stock splits, stock dividends or similar recapitalizations occurring on or prior to the date that the Shares are issued to IVonyx pursuant to Section 2.3).
                                            -----------

Notwithstanding the foregoing, in the event the Common Stock is not listed on Nasdaq during such 30-day period (or any portion thereof), the Average Price shall be the average mean of the last closing bid and asked prices for the Common Stock for such period, as reported by Nasdaq or the National Quotation Bureau Incorporated, or if such bid and asked prices are not so reported, as determined in good faith by Parent's board of directors.

          "Benefit Arrangement" shall mean any benefit arrangement that is not
           -------------------
an Employee Benefit Plan, including (i) any employment or consulting agreement,
(ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance or similar benefits, (v) any equity compensation plan, (vi) any deferred compensation plan, and (vii) any compensation policy or practice.

          "Benefit Plan" shall mean any Employee Benefit Plan or Benefit
           ------------
Arrangement that is sponsored or contributed to by any IVonyx Party or any of their ERISA Affiliates covering employees or former employees of any IVonyx Party.

          "Books and Records" shall mean (a) all records and lists pertaining to
           -----------------
the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of any IVonyx Party, (c) all product, business and marketing plans of any IVonyx Party, (d) minute books, stock books and any other books containing records of stockholder or board action of any IVonyx Party, and
(e) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by any IVonyx Party.

          "Business" shall mean the business conducted by the IVonyx Parties and
           --------
any business planned by the IVonyx Parties, including, without limitation, the intravenous infusion services business.

          "Capital Leases" shall mean those certain operating and capital lease
           --------------
agreements identified on Schedule 1.1(a).
                         ---------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the rules and regulations thereunder.

          "Common Stock" shall mean the common stock, par value $0.001 per
           ------------
share, of Parent.

          "Confidential Information" shall mean all information or material
           ------------------------
relating to the Business that is not generally available to or used by others or that could have commercial value or other utility in the business in which any of the IVonyx Parties, Parent, Acquisition Sub, their Affiliates or clients are engaged, or in which they contemplate being engaged. Confidential Information also includes all information relating to the Business the unauthorized disclosure of which could be detrimental to the interests of any IVonyx Party, Parent, Acquisition Sub, their Affiliates or their clients, whether or not such information is identified as Confidential Information. By way of illustration, Confidential Information shall include, but not be limited to, as the following may relate to the Business, know-how, data, data files, computer process systems, computer software, innovations, marketing plans, business plans, strategies, forecasts, technical information, manufacturing or marketing information, ideas, methods, developments, inventions, improvements, trade secrets, scientific or statistical data, diagrams, drawings, specifications, payroll and financial information, names, buying habits or practices of any clients of any IVonyx Party, Parent or Acquisition Sub, lead lists, names of vendors and suppliers, names of employees, production costs, product documentation, development work and other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by any IVonyx Party, Parent or Acquisition Sub, as the case may be, or their respective representatives or Affiliates, which contain or otherwise reflect or are generated from such information.

          "Contract" shall mean any of the following which is (or is intended to
           --------
be) a legally binding agreement, contract, note, loan, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment and to which any IVonyx Party is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding the Excluded Contracts.

          "Contract Rights" shall mean all of any IVonyx Party's rights and
           ---------------
obligations (except to the extent included within the Excluded Assets) under the Contracts listed on Schedule 4.7 and Schedule 4.18 and under any Contracts not
                    ------------     -------------
so listed (other than the Excluded Contracts) which Acquisition Sub, in its sole discretion, elects to accept and assume.

          "Court Order" shall mean any judgment, decision, consent decree,
           -----------
injunction, stipulation, determination, ruling, award or order entered by or with any Governmental Authority that is binding on any Person or its property under applicable law.

          "Default" shall mean (a) a breach of or default under any Contract or
           -------
Lease, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

          "Deposits and Prepaid Expenses" shall mean the deposits and prepaid
           -----------------------------
expenses of any IVonyx Party to the extent related to the Assets or Assumed Liabilities (e.g., any deposits related to Leases that will be assumed by Acquisition Sub pursuant to this Agreement) and shall exclude any deposits and prepaid expenses of any IVonyx Party to the extent related to the Excluded Assets or Excluded Liabilities (e.g., any deposits related to the Leases that will not be assumed by Acquisition Sub pursuant to this Agreement).

          "Employee Benefit Plan" shall mean any employee benefit plan, as
           ---------------------
defined in Section 3(3) of ERISA.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge,
           -----------
easement, security interest, deed of trust, mortgage, right of way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "ERISA Affiliate" of any Person shall mean any other Person that,
           ---------------
together with such Person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

          "Escrow Agent" shall mean American Stock Transfer and Trust.
           ------------

          "Escrow Agreement" shall mean the Escrow Agreement by and among Escrow
           ----------------
Agent, Parent, Acquisition Sub, IVonyx and the Representative, in form and substance reasonably satisfactory to Escrow Agent, Parent, Acquisition Sub, IVonyx and the Representative.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder or any successor law.

          "Excluded Assets," notwithstanding any other provision of this
           ---------------
Agreement, shall mean the following assets of the IVonyx Parties which are not to be acquired by the Koop Parties hereunder: (i) all Permits, to the extent not transferable, (ii) all cash and cash equivalents of the IVonyx Parties through the Closing Date, (iii) all accounts and notes receivable (whether current or noncurrent) of the IVonyx Parties through the Closing Date, (iv) all claims against former management, (v) all deposits and paid expenses of the IVonyx Parties to the extent excluded from the definition of Deposits and Prepaid Expenses, (vi) all rights to insurance under Insurance Policies of the IVonyx Parties, the proceeds therefrom, and any accrued or future claims of the IVonyx Parties thereunder, in each case, to the extent such policies are excluded from the definition of Insurance Policies, (vii) all Books and Records to the extent related to the Excluded Assets or Excluded Liabilities and (viii) the assets listed on Schedule 1.1(a) in which the lessors under the Capital
                     ---------------
Leases have a security interest under the terms of the Capital Leases (the "Excluded Equipment"), unless the Koop Parties, in their sole discretion, elect
-------------------
to assume the obligations under the Capital Leases with respect to such assets (it being understood that the Koop Parties shall be entitled to lease such assets as contemplated in Section 6.14)
                          ------------

          "Excluded Contracts" shall mean the Contracts not assumed by the Koop
           ------------------
Parties hereunder, including the Capital Leases identified on Schedule 1.1(a)
                                                              ---------------
and the Contracts identified on Schedule 1.1(b).
                                ---------------

          "Excluded Liabilities" shall mean any and all Liabilities of any of
           --------------------
the IVonyx Parties (including, without limitation, Liabilities under Excluded Contracts), other than the Assumed Liabilities.

          "Financial Statements" shall mean the financial statements contained
           --------------------
in the unaudited balance sheet of the IVonyx Parties as of December 31, 2000 and the unaudited statement of operations and statement of cash flows of the IVonyx Parties for the period from January 1, 2000 through December 31, 2000 and in the unaudited balance sheet of the IVonyx Parties as of February 28, 2001 and the unaudited statement of operations and statement of cash flows of the IVonyx Parties for the period from January 1, 2001 through February 28, 2001.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery, supplies, equipment and other tangible personal property owned by any of the IVonyx Parties and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any IVonyx Party's suppliers, including all warranty rights with respect thereto.

          "Governmental Authority" means any government, any governmental
           ----------------------
entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

          "Group Health Plan" shall mean any "group health plan" as defined in
           -----------------
Section 5000(b)(1) of the Code.

          "Insurance Policies" shall mean the insurance policies of any IVonyx
           ------------------
Party to the extent related to the Assets or Assumed Liabilities and shall exclude any such insurance policies and rights thereunder to the extent related to the Excluded Assets or Excluded Liabilities.

          "Intellectual Property" shall mean any and all rights in or affecting
           ---------------------
intellectual or industrial property or other proprietary rights, existing now or in the future in the United States or anywhere in the universe. Intellectual Property includes, without limitation, any and all rights in, to, or subsisting in the following:

          (a) all issued patents, reissued or reexamined patents, revivals of patents, divisions, continuations and continuations-in-part of patents, all renewals and extensions thereof utility models, and certificates of invention, regardless of country or formal name;

          (b) all published or unpublished nonprovisional and provisional patent applications, including the right to file other or further applications, reexamination proceedings, invention disclosures and records of invention;

          (c) all copyrights, copyrightable works, semiconductor topography and mask work rights, including, without limitation, all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and ownership of copyrightable works, semiconductor topography works and mask works, the right to create derivative works, and all applications for registration, registrations, renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions;

          (d) all trademarks, service marks, logos, trade names, domain names,
1-800,   1-888, 1-877 and other "vanity" telephone numbers, together with the goodwill of the business associated therewith, all applications for registration and registrations thereof, renewals thereof, the right to bring opposition and cancellation proceedings and any and all rights under the laws of trade dress;

          (e) all business information and materials, whether or not patentable or copyrightable, and whether or not reduced to practice, including without limitation all technology, ideas, research and development, inventions, designs, proprietary information, manufacturing and operating specifications and processes, know-how, formulae, customer and supplier lists, shop rights, designs, drawings, patterns, trade secrets and technical data, computer programs, and all hardware, software and processes; and

          (f) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights) including, without limitation, all claims, causes of action and rights to sue for past, present and future infringement or unconsented use of any of the Intellectual Property, the right to file applications and obtain registrations, and all rights arising therefrom and pertaining thereto and all products, proceeds and revenues arising from or relating to any and all of the foregoing.

          "Inventory" shall mean all of the inventory of any IVonyx Party held
           ---------
for resale and all of the software and computer related products, any other materials or products, all raw materials, work in process, finished products, spare parts, wrapping, supply and packaging items and similar items of any IVonyx Party with respect to the Business, in each case wherever the same may be located.

          "Knowledge" shall mean with respect to any IVonyx Party, and an IVonyx
           ---------
Party will be deemed to have "Knowledge" of a particular fact or other matter,
                              ---------
if and to the extent that any of Peter Molloy, Phil Warden or Jane Harkness is actually aware of such fact or other matter.

          "Leases" shall mean all leases with respect to personal or real
           ------
property.

          "Liabilities" shall mean any direct or indirect liability,
           -----------
indebtedness, obligation, responsibility, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other, including, but not limited to, (1) any liability or obligation of a Person or its ERISA Affiliates arising under any Employee Benefit Plan or Benefit Arrangement and any liability or obligation with respect to any employee or former employee of a Person, (2) any liability or obligation arising under any Environmental Law, including CERCLA and any other state or local Regulation of similar effect and (3) any liability or obligation for Taxes.

          "Material Adverse Effect" or "Material Adverse Change" shall mean with
           -----------------------      -----------------------
respect to the Business or the Assets any material adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of the IVonyx Parties taken as a whole or on the ability of the IVonyx Parties to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

          "Multiemployer Plan" shall mean a "multiemployer plan", as defined in
           ------------------
Sections 3(37) and 4001(a)(3) of ERISA.

          "Net Income" shall mean the net income of Acquisition Sub in the
           ----------
operation of the Business following the Closing Date through the first anniversary of the Closing Date determined in accordance with generally accepted accounting principles.

          "Organizational Documents" shall mean (a) the certificate of
           ------------------------
incorporation of each of the IVonyx Parties and the bylaws of each of the IVonyx Parties (or any similar organizational documents); and (b) any amendments to any of the foregoing.

          "Permits" shall mean all licenses, permits, franchises, approvals,
           -------
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business and/or the use of the Assets.

          "Person" shall mean any individual, corporation (including any non-
           ------
profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

          "Plan Contracts" shall mean any agreement, contract or commitment of
           --------------
or with (directly or indirectly through an independent practice association or other health care provider network) a third party payor, including a federal or state government program (e.g., Medicare or Medicaid), insurance company, self-insured employer, health care service plan, non-profit health maintenance organization, for the provision of health care services or products to any person or persons or for reimbursement of health care services or products provided to such person or persons.

          "Post-Closing Tax Period" shall mean (i) any Tax period beginning
           -----------------------
after the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period after and excluding the Closing Date.

          "Pre-Closing Tax Period" shall mean (i) any Tax period ending on or
           ----------------------
before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

          "Prepaid Asset Deficiency " shall mean the amount, if any, by which
           -------------------------
100,000 exceeds the value of the Deposits and Prepaid Expenses included in the Assets.

          "Proxy Statement" shall mean the joint proxy statement/prospectus to
           ---------------
be included in the Registration Statement relating to the meeting of (i) Parent's stockholders to be held in connection with the issuance of the Shares and certain other matters and (ii) IVonyx's stockholders to be held in connection with approving the sale of the Assets and other transactions contemplated hereby.

          "Registration Statement" shall mean a registration statement on Form
           ----------------------
S-4 (or any similar successor form thereto) to be filed by Parent with the SEC in connection with the Shares.

          "Regulations" shall mean any laws, statutes, ordinances, regulations,
           -----------
executive orders, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including, without limitation, healthcare laws, environmental laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, occupational health and safety, affirmative action, equal employment opportunity, employee documentation, terms and conditions of employment and wages and hours.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder or any successor law.

          "Subsidiary" shall mean, with respect to any Person (for the purposes
           ----------
of this definition, the "Owner") as of the date in question, any corporation or
                         -----
other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held as of such date by the Owner or one or more of its Subsidiaries.

          "Target Amount" shall mean Three Million Dollars ($3,000,000.00).
           -------------

          "Tax" shall mean (i) any net income, alternative or add-on minimum
           ---
tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (United States or foreign), (ii) in the case of any of the IVonyx Parties, liability for the payment of any amount described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or (iii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

          "Tax Returns" shall mean United States federal, state and local and
           -----------
all foreign returns, declarations, reports, claims for refund, information returns or statements required to be filed with, or made available to, any governmental authority with respect to Taxes.

     1.2  Other Defined Terms.  The following terms shall have the meanings
          -------------------
defined for such terms in the Sections set forth below:

          Term                                   Section
          ----                                   -------
          Accrued Liabilities                     10.12
          Acquisition Sub Affiliates              10.3(a)
          Acquisition Sub Financial Statements    2.5
          Amended Prospectus                      11.8(d)
          Ancillary Agreements                    4.3
          Apportioned Obligations                 10.11(b)
          Audited Financial Statements            9.6
          Claim                                   10.2

          Closing                                 3.1
          Closing Date                            3.1
          Contested Claim                         10.7(b)
          Cut-Off Date                            10.12
          Damages                                 10.3(a)
          Earnout Payment                         2.5
          Earnout Period                          2.5
          Escrow Fund                             2.4
          Escrow Shares                           2.4
          Excluded Contracts                      1.1
          Expiration Date                         10.1
          Final Award                             10.7(c)(iii)
          Holder                                  11.1(c)
          Indemnification Notice                  10.2
          Indemnified Party                       10.2
          Indemnitor                              10.2
          Independent Accountant                  2.5
          IVonyx Affiliates                       10.3(b)
          IVonyx Proration Amount                 10.12
          JCAHO                                   4.24(a)
          Molloy                                  3.2(i)
          Molloy Employment Agreement             3.2(i)
          Molloy Option Agreement                 3.2(j)
          Non-Escrowed Shares                     2.3
          Notice of Disagreement                  10.12
          Parent SEC Reports                      5.5
          Permitted Transfer                      11.10(b)
          Permitted Transferee                    11.10(b)
          Programs                                4.24(a)
          Proposed Acquisition Transaction        6.2
          Proration Adjustment Schedule           10.12
          Purchase Price                          2.3
          Purchase Price Allocation Schedule      2.7
          Rehired Employees                       6.9(a)
          Restricted Persons                      6.2(a)
          Rule 145 Letter Agreement               3.2(o)
          Shares                                  2.3
          Taxpayers                               4.19(a)
          Termination Date                        12.1
          Transfer Taxes                          10.7(c)
          Uncontested Claim                       10.7(b)
          Violations                              11.8(a)
          WARN                                    6.4(b)

                                  ARTICLE II.
                        PURCHASE AND SALE OF THE ASSETS
                        -------------------------------

     2.1  Transfer of Assets.  Upon the terms and subject to the conditions
          ------------------
contained herein, at the Closing, the IVonyx Parties will sell, convey, transfer, assign and deliver to Parent, and Parent will acquire from the IVonyx Parties, the Assets, free and clear of all Encumbrances other than the Assumed Liabilities. The Parties agree and acknowledge that Parent will contribute the Assets to Acquisition Sub immediately following the Closing. For the convenience of the Parties, Parent directs the IVonyx Parties to transfer the Assets directly to Acquisition Sub in accordance with the terms of this Agreement.

     2.2  Nonassumption of Liabilities.  Notwithstanding any other provisions
          ----------------------------
of this Agreement, the Koop Parties shall not assume or otherwise be responsible for any of the Excluded Liabilities.

     2.3  Consideration.  On the Closing Date (as defined below), upon the
          -------------
terms and subject to the conditions set forth herein, in consideration for the transfer of the Assets of the IVonyx Parties pursuant to Section 2.1 of this
                                                         -----------
Agreement, Parent shall pay an aggregate purchase price (the "Purchase Price")
                                                              --------------
comprised of: (a) Three Million Dollars ($3,000,000.00) in cash which shall be payable at the Closing by certified or bank cashier's check or by wire transfer of immediately available funds to a trust account established by IVonyx's counsel or such other account designated by IVonyx, and (b) the issuance by Parent to IVonyx of such number of shares of Common Stock equal to (1) (A) Four Million One Hundred Thousand (4,100,000) minus (B) the Prepaid Asset Deficiency divided by (2) the Average Price (the "Shares"), of which stock certificates
                                       ------
evidencing ninety percent (90%) of the Shares (the "Non-Escrowed Shares") shall
                                                    -------------------
be delivered to IVonyx at the Closing and the remainder shall be placed in escrow in accordance with Section 2.4 below. It is the intention of IVonyx to
                          -----------
immediately distribute its Shares to its stockholders and, promptly following the Closing, IVonyx shall distribute the Shares to its stockholders; provided that such distribution shall be subject to each stockholder that is to receive any Shares in connection with such distribution agreeing in writing to be bound by the terms of Article XI and, if such stockholder may be deemed an "affiliate"
                ----------
of Parent (as that term is used in Rule 145 promulgated under the Securities
Act), executing a Rule 145 Letter Agreement.

     2.4  Escrow.  In order to establish a non-exclusive procedure for the
          ------
satisfaction of Claims by the Koop Parties for indemnification pursuant to
Article X hereof, on the Closing Date, Parent shall withhold from the Shares to
---------
be issued to IVonyx, a number of shares of Common Stock equal to ten percent (10%) of total number of Shares to be issued pursuant to Section 2.3 above (such
                                                         -----------
withheld shares, the "Escrow Shares") and deposit the Escrow Shares in an escrow
                      -------------
account (the "Escrow Fund") as security for the IVonyx Parties' indemnification
              -----------
obligations under Article X, pending release thereof pursuant to this Section
                  ---------                                           -------
2.4 or Article X.  Parent shall hold the certificates representing the Escrow
---    ---------
Shares in or subject to the Escrow Fund. The Escrow Fund shall be governed by the terms set forth herein and in the Escrow Agreement. The value of the Escrow Shares for the satisfaction of claims by Parent for indemnification pursuant to
Article X hereof shall be the closing trading price per share of Common Stock
---------
ending on the date immediately prior to (a) the date of the Indemnification Notice, in the case of an Uncontested Claim, or (b) the date of the Final Award, in the case of a Contested Claim; provided however, in the event the Common Stock is not listed on Nasdaq on either of such dates, the value of such shares shall be the average mean of the last closing bid and asked prices for the Common Stock on such date, as reported by Nasdaq or the National

Quotation Bureau Incorporated, or if such bid and asked prices are not so reported, as determined in good faith by Parent's board of directors. The Escrow Fund shall be a non-exclusive remedy for payments of amounts due from any of the IVonyx Parties pursuant to Article X hereof. Upon request by IVonyx or its duly
                           ---------
appointed representative, at the time the Escrow Shares are released from the Escrow, Parent shall cause the Escrow Shares to be reissued in the name of IVonyx's stockholders or any other Permitted Transferee as IVonyx may designate, provided, in each case that Person(s) to whom the Escrow Shares are reissued agree to be bound by the terms of Article XI hereof.
                                  ----------

     2.5  Earnout.
          -------

          (a)  In connection with this Section 2.5, Acquisition Sub shall
                                       -----------
deliver to the Representative no later than sixty (60) days following the end of the twelfth (12th) full calendar month following the Closing Date (such twelve
(12) full month period beginning with the first day of the first month following the Closing Date and ending on the first anniversary of such date, the "Earnout
                                                                        -------
Period"), financial statements of Acquisition Sub setting forth the amount of
------
aggregate Net Income of Acquisition Sub (the "Acquisition Sub Financial
                                              -------------------------
Statements"), along with a reasonably detailed description of the calculations
-----------
of the amount of the aggregate Net Income. In the event the Net Income of Acquisition Sub equals or exceeds the Target Amount, Acquisition Sub shall pay to IVonyx One Million Dollars ($1,000,000) (the "Earnout Payment") in accordance
---------------
with the terms of this Section 2.5. If the Acquisition Sub Financial Statements
                       -----------
indicate that Net Income is less than the Target Amount, then unless the Representative gives written notice to Acquisition Sub on or before the twentieth (20th) calendar day after the Representative's receipt of the Acquisition Sub Financial Statements, specifying in reasonable detail all disputed items and the basis therefor, the Representative shall be deemed to have accepted the Acquisition Sub Financial Statements and Acquisition Sub shall have no obligation to pay the Earnout Payment to IVonyx. If the Representative so notifies Acquisition Sub of his objection to the Acquisition Sub Financial Statements, the Representative and Acquisition Sub shall, within twenty (20) days following such notice, attempt to resolve their differences in good faith, and any resolution by them as to any disputed amounts shall be final, binding and conclusive. If, at the end of such twenty (20) day period, the Representative and Acquisition Sub are unable to resolve such disagreements, the independent accountants of Acquisition Sub and the Representative shall jointly select a third independent auditor of recognized national standing to resolve any remaining disagreements, which third independent auditor shall not have provided accounting services to Acquisition Sub, Parent or any IVonyx Party during the five (5) year period immediately preceding the Closing Date, and which auditor so selected will be set forth in writing and will be conclusive and binding upon the Parties (the "Independent Accountant"). Acquisition Sub and
                                   ----------------------
the Representative shall use their reasonable efforts to cause the Independent Accountant to make its determination within thirty (30) calendar days of accepting its selection. The determination by the Independent Accountant shall be final, binding and conclusive on the Parties. The fees and expenses of the Independent Accountant shall be borne by the Representative if the Net Income determined by the Independent Accountant is less than the Target Amount; otherwise, the fees and expenses of the Independent Accountant shall be borne by Acquisition Sub. Subject to Section 10.13 below, within ten (10) calendar days
                            -------------
after (i) receipt by the Representative of Acquisition Sub Financial Statements which reflect aggregate Net Income equal to or in excess of the Target Amount, or (ii) in the event of a disagreement, the date of determination by the Independent Accountant that aggregate Net Income equals or exceeds the Target Amount, Acquisition Sub shall pay the Earnout Payment to IVonyx; provided, however, that if the Independent Accountant determines that IVonyx is entitled, under this Section 2.5, to the Earnout Payment from
                               -----------
Acquisition Sub, Acquisition Sub shall pay the Earnout Payment with interest from the period commencing on the one hundredth (100th) day following the Closing Date to the date the Earnout Payment is actually paid at the compound rate of ten percent (10%) per annum.

          (b) The Earnout Payment (and any interest thereon) shall be made by cashiers or certified bank check or by wire transfer of immediately available funds to an account specified by IVonyx. The Earnout Payment shall, to the extent required by law, be deemed to include interest at the applicable federal rate under the Code (it being understood that such deemed interest will not affect the amount due and payable under this Section 2.5).
                                             -----------

          (c) In connection with the operation of the Business after the Closing, the Koop Parties agree to maintain separate divisional books and records for the Business in accordance with generally accepted accounting principles, consistently applied. The Koop Parties and IVonyx agree to act in good faith during the Earnout Period relative to the Business and not to take actions that (i) would be unfairly prejudicial or discriminatory to the Business or to the interests of IVonyx in receiving the Earnout Payment and (ii) are not taken in good faith for valid business reasons.

          (d) Upon delivery of the Acquisition Sub Financial Statements, Acquisition Sub shall afford to IVonyx and its accounting representatives prompt and reasonable access upon reasonable notice to all information reasonably necessary to verify calculation of the Net Income. Acquisition Sub shall make its employees who are familiar with such matters, its independent outside accounting firm and its outside actuarial advisors (if any) available to IVonyx and its representatives on a mutually convenient basis at reasonable times during normal business hours to provide an explanation of such materials and to provide such other information [(including, but not limited to, accountants' work papers and reserve calculations)] as IVonyx and its representatives may reasonably request in connection with its review of the Acquisition Sub Financial Statements.

          (e) Each of the following shall constitute an "Event of Default" with respect to this Section 2.5:
                -----------

              (i) failure by Acquisition Sub to pay any amount when due under this Section 2.5; or
     -----------

              (ii) any direct or indirect sale or transfer of all or substantially all of the assets of Acquisition Sub; unless the purchaser assumes the Koop Parties' obligations under this Section 2.5; or
                                         -----------

              (iii) any sale of stock, merger, consolidation, share exchange, business combination, or similar transaction which results in persons other than the holders of Acquisition Sub's common stock immediately prior to such transaction holding a number of shares of Acquisition Sub's common stock possessing the power, under ordinary circumstances, to elect a majority of the Board of Directors of Acquisition Sub or the surviving entity following any such transaction; unless the surviving entity confirms that it will remain obligated to comply with the terms of this Section 2.5 to the same extent as the Koop
                                 -----------
Parties.

          In the event that one or more Events of Default described in subsections (i) or (ii) above shall occur, then the Earnout Payment shall be immediately due and payable without demand, notice or declaration of any kind whatsoever, notwithstanding whether or not the Net Income equals or would have equaled the Target Amount. In the event of the occurrence of any Event of Default, IVonyx may exercise any remedies set forth in this Section 2.5 or
                                                            -----------
otherwise in this Agreement or any other rights and remedies available to IVonyx under applicable law.

     2.6  Allocation of Purchase Price.  Each of the IVonyx Parties and each of
          ----------------------------
the Koop Parties agrees that as soon as reasonably practical after the Closing they shall allocate the Purchase Price and all other capitalized costs among the Assets in accordance with an allocation schedule (the "Purchase Price Allocation
                                                       -------------------------
Schedule") proposed by the Koop Parties and reasonably acceptable to the IVonyx
--------
Parties, which shall be prepared in a manner required by Section 1060 of the Code. IVonyx and Parent shall prepare mutually acceptable and substantially identical initial and supplemental IRS Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with the Purchase Price Allocation Schedule which the Parties shall use to report the transactions contemplated by this Agreement to the applicable taxing authorities.

                                 ARTICLE III.
                                    CLOSING
                                    -------

3.1  Closing.  The consummation of the purchase and sale transactions
     -------
contemplated by this Agreement (the "Closing") shall take place at the offices
                                     -------
of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071 commencing at 9:00 a.m. (Pacific Time) on the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").
                                                            ------------

     3.2  IVonyx Deliveries at Closing.  Subject to the terms and conditions of
          ----------------------------
this Agreement, in reliance upon the representations, warranties and agreements of Parent and Acquisition Sub contained herein and in consideration of the sale of the Assets by the IVonyx Parties, the IVonyx Parties agree to deliver (or cause to be delivered) to the Koop Parties at the Closing on the Closing Date the following agreements and documents, all satisfactory in form and substance to the Koop Parties and their legal counsel:

          (a) certificates of (i) the Secretary of State of the State of Delaware certifying the good standing of IVonyx and (ii) the Secretary of State of the State of California certifying the good standing of IVonyx Sub, each dated not more than three (3) days prior to the Closing Date, and (iii) the applicable Governmental Authority of each of the States listed on Schedule
                                                                  --------
3.2(a) certifying that each IVonyx Party is duly qualified to transact
------
business as a foreign corporation in good standing in such State;

          (b) certificates executed by the Secretary of each of the IVonyx Parties certifying as of the Closing Date as to (i) a true and complete copy of the Organizational Documents of the applicable IVonyx Party, certified as of a recent date by the Secretary of State of the applicable State of incorporation,
(ii) a true and complete copy of the resolutions of the stockholders and the Board of Directors of the applicable IVonyx Party authorizing the execution, delivery and performance of this Agreement by the applicable IVonyx Party and the consummation of the transactions contemplated hereby and (iii) incumbency matters;

          (c) certificates executed by the President of each of the IVonyx Parties certifying that as of the Closing Date (i) the representations and warranties of the IVonyx Parties contained in Section 4 shall be true and
                                              ---------
correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date, (ii) the IVonyx Parties shall have materially performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the applicable IVonyx Party on or before the Closing and
(iii) the conditions set forth in Article IX shall have been satisfied in
                                  ----------
all respects;

          (d) all Permits that are transferable, and any other third party consents required, if any, for the valid transfer of the Assets as contemplated by this Agreement and operation of the Business following the Closing Date by the Koop Parties;

          (e) a bill of sale executed and delivered by the IVonyx Parties, in form and substance reasonably satisfactory to the Koop Parties;

          (f) an assignment of intellectual property executed and delivered by the IVonyx Parties, in form and substance reasonably satisfactory to the Koop Parties;

          (g) subject to Article VII below, an assignment and assumption of
                           -----------
Contract Rights executed and delivered by the IVonyx Parties, in form and substance reasonably satisfactory to the Koop Parties;

          (h) the Escrow Agreement, executed and delivered by IVonyx and the Representative;

          (i) an employment and noncompetition agreement, executed and delivered by Peter Molloy ("Molloy"), in the form of Exhibit A hereto (the
                            ------                   ---------
"Molloy Employment Agreement");
 ---------------------------

          (j) a stock option agreement, executed and delivered by Molloy, in the form of Exhibit B hereto (the "Molloy Option Agreement");
            ---------              -----------------------

          (k) a legal opinion from Zevnik Horton Palmer LLP, counsel to the IVonyx Parties, containing the mutually agreed upon opinions set forth in Exhibit C hereto;
---------

          (l) a certificate in the form required by Treasury Regulation
Section 1.1445-2(b);

          (m) any clearance certificates, receipts or similar documents that may be required by any state taxing authority in order to relieve Parent and Acquisition Sub of any obligation to withhold any portion of the payments to the IVonyx Parties pursuant to this Agreement;

          (n)  any consents contemplated under Section 9.5;
                                               -----------
          (o) an executed letter agreement by which IVonyx agrees to comply with the applicable requirements of Rule 145 in the form of Exhibit D hereto
                                                            ---------
(the "Rule 145 Letter Agreement"); and
      -------------------------

          (p) such other documents and instruments as in the opinion of counsel for the Koop Parties may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

     3.3  Koop Parties Deliveries at the Closing. Subject to the terms and
          --------------------------------------
conditions of this Agreement, in reliance on the representations, warranties and agreements of the IVonyx Parties contained herein and the covenants regarding non-solicitation and confidentiality contained or referred to in Sections 6.2
                                                                 ------------
and 6.7 hereof, in consideration of the sale, assignment and transfer of the
    ---
Assets, the Koop Parties agree to deliver to the IVonyx Parties at the Closing the following, all satisfactory in form and substance to the IVonyx Parties and their legal counsel:

          (a) certificates duly executed by the President and Secretary of Parent, representing the Non-Escrowed Shares, free and clear of any Encumbrances;

          (b) certificates of the Secretary of State of the State of Delaware certifying the good standing of Acquisition Sub and Parent, dated not more than three (3) days prior to the Closing Date;

          (c) certificates executed by the Secretary of each of Acquisition Sub and Parent certifying as of the Closing Date as to (i) a true and complete copy of the Certificate of Incorporation of Acquisition Sub and Parent, as applicable, certified as of a recent date by the Secretary of State of the State of Delaware, (ii) a true and complete copy of the resolutions of the Board of Directors of Acquisition Sub and Parent, as applicable, authorizing the execution, delivery and performance of this Agreement by Acquisition Sub and Parent, as applicable, and the consummation of the transactions contemplated hereby and (iii) incumbency matters;

          (d) a certificate executed by the President of Acquisition Sub certifying that as of the Closing Date (i) the representations and warranties of the Acquisition Sub and Parent contained in Section 5 shall be true and correct
                                            ---------
in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date,
(ii) Acquisition Sub and Parent shall have materially performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and (iii) the conditions set forth in Article VIII shall have been
                                                  ------------
satisfied in all respects;

          (e) the Escrow Agreement, executed and delivered by Parent and Acquisition Sub;

          (f) the Molloy Employment Agreement, executed and delivered by Acquisition Sub;

          (g)  the Molloy Option Agreement, executed and delivered by Parent;
and

          (h) such other documents and instruments as in the opinion of counsel for the IVonyx Parties may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

                                  ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES OF THE IVONYX PARTIES
              ----------------------------------------------------

          Each of the IVonyx Parties, jointly and severally, hereby represents and warrants to the Koop Parties, except as otherwise set forth on the Schedules, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct (other than those representations and warranties made as of a specified date earlier than the Closing Date, that shall be true and correct as of such date), as follows:

     4.1  Organization of IVonyx. Each IVonyx Party is a corporation duly
          ----------------------
organized, validly existing and in good standing under the laws of its state of incorporation, with full corporate power and authority to conduct the Business and to own and lease its properties and the Assets. The IVonyx Parties are qualified to do business as foreign c orporations in any jurisdictions set forth on Schedule 4.1 and such qualification is not required in any other
   ------------
jurisdiction. Copies of the Organizational Documents of each IVonyx Party, and all amendments thereto, have been delivered to Acquisition Sub and are accurate and complete as of the date hereof.

     4.2  Capitalization; SubsidiariesOwnership. The authorized capital stock
          -------------------------------------
of IVonyx consists of (i) 52,203,163 shares of common stock, par value $0.0025 per share, of which 2,192,840 shares are issued and outstanding, and (ii) 33,796,837 shares of preferred stock, par value $0.0025 per share, of which 3,000,000 shares have been designated as Series A Preferred Stock, 15,796,837 shares have been designated as Series B Preferred Stock, 7,500,000 shares have been designated as Series C Preferred Stock, and 7,500,000 shares have been designated as Series D Preferred Stock. The authorized capital stock of IVonyx Sub consists of 1,000,000 shares of common stock, of which 108,982 shares are issued to IVonyx. Except as set forth on Schedule 4.2(a), there are no
                                         ---------------
outstanding subscriptions, calls, commitments, warrants or options for purchase of shares of any capital stock, securities or equity interest of any IVonyx Party or any securities convertible into or exchangeable for shares of capital stock, securities or other equity interests issued by IVonyx , or any other commitments of any kind for the issuance of additional shares of capital stock, securities or other equity interests issued by any IVonyx Party. There are no voting trusts or other agreements with respect to the voting of the capital stock of any IVonyx Party.

          (b)  Subsidiaries. IVonyx does not have any Subsidiaries except for
               ------------
the Subsidiaries set forth on Schedule 4.2(b). IVonyx has no direct or indirect
                              ---------------
stock or other equity or ownership interest (whether controlling or not) in any Person with the exception of the

Subsidiaries listed on Schedule 4.2(b). No Subsidiary, with the exception
                       ---------------
of IVonyx Sub, owns or has any direct or indirect interest in any assets.

          (c)  Voting Power. Schedule 4.2(c) accurately sets forth the voting
               ------------   ---------------
power of the stockholders of IVonyx listed on Schedule 4.2(a).
                                              ---------------

     4.3  Authorization. Each IVonyx Party has all requisite corporate power and
          -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the other agreements, instruments, documents and certificates to be executed and delivered by any of the IVonyx Parties pursuant hereto (collectively, the "Ancillary Agreements") and to consummate the transactions
                    --------------------
contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the IVonyx Parties and the consumption by the IVonyx Parties of the transactions contemplated hereby and thereby have been duly approved by their respective board of directors and stockholders (other than the stockholders of IVonyx), and Acquisition Sub has been provided with documentation of such board and stockholder approvals. No corporate proceedings or other actions on the part of any IVonyx Party are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby other than approval of this Agreement and the transactions contemplated hereby by the stockholders of IVonyx. Schedule 4.2(c) sets forth
                                                   ---------------
the voting rights that are sufficient to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the IVonyx Parties and is, and upon execution and delivery of the Ancillary Agreements, each of the Ancillary Agreements will be, legal, valid and binding obligations of each of the IVonyx Parties enforceable against each of them in accordance with their terms, in each case, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     4.4  Absence of Certain Changes or Events.
          ------------------------------------

          (a)  Except as set forth on Schedule 4.4(a), since December 31, 2000,
                                      ---------------
there has not been any:

                (i)    actual or threatened adverse change in the Assets;

                (ii) change in accounting methods, principles or practices by any IVonyx Party affecting any of the Assets;

                (iii)  revaluation by any IVonyx Party of any of the Assets;

                (iv) damage, destruction or loss (whether or not covered by insurance) adversely affecting any of the Assets;

                (v) cancellation of any indebtedness or waiver or release of any right or claim of any IVonyx Party relating to its activities or properties which had or will have an adverse effect on any of the Assets;

                (vi) amendment, cancellation or termination of any Contract, commitment, agreement, transaction or Permit relating to any of the Assets which is not in the ordinary course of business;

                (vii) mortgage, pledge or other encumbrance of any of the Assets;

                (viii) sale, assignment or transfer of any of the Assets;

                (ix) failure to pay or satisfy when due any Liability of any IVonyx Party pertaining to the Assets;

                (x) existence of any other event or condition which in any one case or in the aggregate has or might reasonably be expected to have an adverse effect on the Assets;

                (xi) amendment to the Organizational Documents of any IVonyx Party; or

                (xii) agreement by any IVonyx Party to do any of the things described in the preceding clauses (i) through (xi) other than as expressly provided for herein.

            (b) Except as set forth on Schedule 4.4(b), since December 31, 2000,
                                       ---------------
each of the IVonyx Parties has:

                (i) carried its business as presently conducted and only in the usual and ordinary course;

                (ii) used its best efforts to preserve its business organization intact, to retain the services of its present employees and to preserve the goodwill of its suppliers and customers;

                (iii) not incurred any Liability or made any commitment or entered into any other transaction outside the ordinary course of business;

                (iv) not (a) entered into any new employment, deferred compensation or other similar agreement or increased the compensation of any director, officer, employee or agent, (b) granted any severance, continuation or termination pay to any director, officer, employee or agent, (c) increased the benefits payable or potentially payable under any severance, continuation or termination pay policies or employment agreements with any director, officer, employee or agent, (d) changed the terms of any bonus, pension, insurance, health or other Benefit Plan, or (e) represented to any employee or former employee that any of the Koop Parties would assume or continue to maintain any Benefit Plan after the Closing Date other than in the usual and ordinary course of business;

                (v) not entered into any agreement between any IVonyx Party and any Affiliate thereof; and

                (vi) not issued any shares of capital stock or other equity interests in any IVonyx Party or made any dividend payments or other distributions or payments in respect of the capital stock of any IVonyx Party.

      4.5 Assets. Except as set forth on Schedule 4.5, the IVonyx Parties are
          ------
transferring to Acquisition Sub, pursuant to the transactions contemplated herein, all of their right, title and interest in the Assets, free and clear of any lien, pledge, option, security interest, license, deed of trust, or mortgage, whether voluntarily or incurred or arising by operation of law, including, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale, lease or license of any nature. Except as specified in the Contracts and other documents listed on Schedule 4.7, the
                                                         ------------
Assets include all Intellectual Property in which any IVonyx Party has ever had any right, title or interest. Except as specified in the Contracts and other documents listed on Schedule 4.7, no IVonyx Party has ever (i) sold, assigned,
                    ------------
licensed, transferred (whether as a gift or for consideration), granted any option or right to purchase, or otherwise disposed of any Asset, (ii) mortgaged, pledged or otherwise placed, or incurred, or allowed any Encumbrance on any Asset, (iii) abandoned any Asset or caused or allowed any Asset to lapse, including by disclosure to any Person of Intellectual Property not theretofore a matter of public knowledge, or (iv) agreed or committed (whether absolutely or contingently) to do any of the things described in the preceding clauses (i) through (iii). The Assets include, without limitation, substantially all of the assets necessary for the conduct of the Business. All tangible assets and properties which are part of the Assets are in good working condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations and laws (including environmental laws) relating to their construction, use and operation. Schedule 4.5 sets forth a complete and accurate list of each item of
           ------------
Fixtures and Equipment and each item of Inventory of any IVonyx Party having an individual value greater than $1,000.00. Without limiting any of the representations and warranties contained in this Article IV, no representations
                                                 ----------
or warranties are being made with respect to the performance or prospects of the Business following the Closing. Notwithstanding the preceding sentence, the Koop Parties shall be entitled to recover all Damages in accordance with and subject to Article X imposed upon or incurred by any Koop Indemnified Party arising out
   ---------
of or in connection with or resulting from or incident to any breach of any representation or warranty made by any of the IVonyx Parties in this Agreement (whether such Damages relate to the performance or prospects of the Business following the Closing or otherwise).

     4.6  Real Property. None of the IVonyx Parties has ever owned any real
          -------------
property or any interest, other than a leasehold interest, in any real property.

     4.7  Contracts and Commitments.
          -------------------------

          (a) Contracts. Schedule 4.7(a) sets forth a complete and accurate list
              ---------  ---------------
of all material Contracts that pertain to the Assets, including, without limitation, those in the following categories:

              (i)   Contracts not made in the ordinary course of business;

              (ii) Any Contract between any IVonyx Party and a stockholder of any IVonyx Party or an Affiliate thereof;

              (iii) Vendor, distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to any of the Assets;

              (iv) Any licensing, website hosting, website linking, content or data sharing, data feed, information exchange, advertising, distribution, fee sharing, lead or customer referral, commerce, co-branding, escrow services, order or transaction processing or similar Contract relating to any aspect or element of the Intellectual Property rights of any IVonyx Party;

              (v) Options with respect to any of the Assets, whether any IVonyx Party shall be the grantor or grantee thereunder;

              (vi) Contracts involving future expenditures or Liabilities, actual or potential;

              (vii) Contracts or commitments relating to commission arrangements with others;

              (viii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether any IVonyx Party shall be the borrower, lender or guarantor thereunder or whereby any of the Assets are pledged;

              (ix) Contracts containing covenants limiting the freedom of any IVonyx Party or any officer, director, or Affiliate of any IVonyx Party, to engage in any line of business or compete with any person; and

              (x) Any Contract with the United States, state or local government or any agency or department thereof.

The IVonyx Parties have delivered to Acquisition Sub and its legal counsel true, correct and complete copies of all of the Contracts listed on Schedule 4.7(a),
                                                              ---------------
including all amendments and supplements thereto.

          (b)  Absence of Defaults.  Except as set forth on Schedule 4.7(b),
               -------------------                          ---------------
the Contracts that pertain to the Assets to which any of the IVonyx Parties is a party or by which any of the IVonyx Parties or any of the Assets is bound or affected are valid, binding and enforceable in accordance with their terms; (ii) each of the IVonyx Parties has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its obligations under each of such Contracts; and (iii) all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to any IVonyx Party.

          (c)  Product Liabilities.  None of the IVonyx Parties has committed
               -------------------
any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of any IVonyx Party, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered by any of the IVonyx Parties prior to or on the Closing Date. As of the Closing Date, there are no claims against any IVonyx Party to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

      4.8  Permits.
           -------
          (a) Schedule 4.8(a) sets forth a complete list of all Permits
              ---------------
pertaining to the Assets used or held by any of the IVonyx Parties. Each IVonyx Party has, and at all times has had, all Permits required under any Regulation that regulates the use and/or ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. None of the IVonyx Parties is in Default, nor have they received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. No present or former stockholder, director, officer or employee of IVonyx or any Affiliate thereof, or any other Person owns or has any proprietary, financial or other interest (direct or indirect) in any of the Permits set forth in Schedule
                                                                 --------
4.8(a).
------
          (b) Except as set forth on Schedule 4.8(b), no notice to, declaration,
                                     ---------------
filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other Person is required to be made or obtained by any of the IVonyx Parties in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

      4.9  No Conflict or Violation. Except as set forth on Schedule 4.9, none
           ------------------------                         ------------
of the execution, delivery or performance of this Agreement or any of the Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by any of the IVonyx Parties with any of the provisions hereof, will (a) violate or conflict with any provision of the Organizational Documents of IVonyx or any resolution or other action adopted or taken by the board of directors or stockholders of any of the IVonyx Parties,
(b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract or Permit, (i) to which any of the IVonyx Parties is a party or (ii) by which the Assets are bound, (c) violate any Court Order or any Regulation, or (d) impose any Encumbrance on any of the Assets.

      4.10  Financial Statements.  The IVonyx Parties have delivered the
            --------------------
Financial Statements to Acquisition Sub. Such Financial Statements were created in the normal course of the IVonyx Parties' business and, as of their respective dates, are true and correct in all material respects. The Financial Statements were prepared in accord with the business and accounting practices of the IVonyx Parties consistently applied. The Financial Statements were prepared in accordance with generally accepted accounting principles (except that they do not have notes thereto) and fairly present the financial position, assets, Liabilities, and results of operations of the IVonyx Parties as of the respective dates thereof or for the periods then ended (as applicable), subject to normal year-end audit adjustments consistent with prior periods. There are no material claims, obligations or Liabilities of any IVonyx Party required to be reflected in the Financial Statements or under generally accepted accounting principles relating to the period prior to the Closing Date, other than those set forth in the Financial Statements. Except as set forth on Schedule 4.10,
                                                              -------------
there are no events or circumstances that have occurred or come into existence since the date of the most recent Financial Statements that may reasonably be expected, individually or in the aggregate, to have or constitute a Material Adverse Effect.

      4.11  Books and Records.  The IVonyx Parties have given Acquisition Sub
            -----------------
access to any and all Books and Records and accounts that refer or relate to the Assets. None of the IVonyx Parties has engaged in any transaction involving the Assets except for those transactions which have been and are reflected in the Books and Records of the IVonyx Parties.

      4.12  Litigation.  Except as set forth on Schedule 4.12, (1) there are no
            ----------                          -------------
Actions pending, or to the Knowledge of any of the IVonyx Parties, threatened or anticipated (a) against, related to or affecting (i) any IVonyx Party, the Business or any of the Assets, (ii) any employee of any IVonyx Party as such, or
(iii) any stockholder of any IVonyx Party in such stockholder's capacity as a stockholder of such IVonyx Party, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (c) against any IVonyx Party or any Affiliate thereof that involve the risk of criminal liability, or (d) in which any of the IVonyx Parties is a plaintiff, including any derivative suits brought by or on behalf of any IVonyx Party; (2) none of the IVonyx Parties is in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against any of the IVonyx Parties, the Business or any of the Assets; and (3) there is not a reasonable likelihood of an adverse determination of any pending Actions.

      4.13  Labor, Employment, and Benefits
            -------------------------------

            (a) Each of the IVonyx Parties is in compliance with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act.

            (b) A list of all employees, officers and consultants of each IVonyx Party and their current title and/or job description and compensation is set forth on Schedule 4.13. Except as set forth on Schedule 4.13, the IVonyx
             -------------                         -------------
Parties do not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). Schedule 4.13 contains a complete list of all Benefit
                           -------------
Plans. The IVonyx Parties have made available to the Koop Parties true and complete copies of all Benefit Plans, written interpretations and written descriptions thereof which have been distributed to employees of the IVonyx Parties, all annuity contracts or other funding instruments relating thereto, all filings with the Department of Labor or the Internal Revenue Service with respect thereto, and a complete description of all Benefit Plans which are not in writing.

            (c) Neither the IVonyx Parties nor any of their ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to, or has sponsored, maintained, contributed to or had an obligation to contribute to, any "pension plan" (within the meaning of

Section 3(2) of ERISA) that is subject to Title IV of ERISA or any Multiemployer Plan. Each Benefit Plan which is a Group Health Plan has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

            (d) There is no litigation or court order outstanding, relating to or seeking benefits under any Benefit Plan that is pending, threatened or anticipated against any of the IVonyx Parties, any ERISA Affiliate thereof or any Benefit Plan. There are no liens arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Benefit Plan or arising in connection with any excise tax or penalty tax with respect to such Benefit Plan.

            (e) Each Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable laws. The IVonyx Parties and their ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable law or required to be paid as expenses under such Benefit Plan, and the IVonyx Parties and their ERISA Affiliates shall continue to do so through the Closing Date. Each of the Benefit Plans intended to qualify under Section 401 of the Code has received a current and valid determination letter from the Internal Revenue Service that it does so qualify, and to the Knowledge of the IVonyx Parties, no event has occurred and no condition exists that could reasonably be expected to result in the revocation of such determination letter or the loss of such qualification or exemption.

            (f) Neither the execution and delivery of this Agreement or other related agreements by the IVonyx Parties nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Benefit Plan.

      4.14  Liabilities.  Except as specified on Schedule 4.14 and except for
            -----------                          -------------
trade debt incurred in the ordinary course of business (none of which is in Default), none of the IVonyx Parties is obligated under any loans, promissory notes, indentures, evidences of indebtedness, letters of credit, guarantees, or other agreements or instruments relating to an obligation to pay money to any Person or other Liabilities which, individually or in the aggregate, are material with respect to the IVonyx Parties (individually or collectively) or the Assets.

      4.15  Compliance with Law.  Except as set forth on Schedule 4.15, (i)
            -------------------                          -------------
IVonyx and the conduct of the Business have not violated and are in compliance with all Regulations and Court Orders relating to the Assets, the Business, and operations of IVonyx, (ii) no IVonyx Party has received any notice to the effect that, or otherwise been advised that, IVonyx is not in compliance with any such Regulations or Court Orders, and (iii) no IVonyx Party has any reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing.

      4.16  No Brokers.  None of the IVonyx Parties or any of their officers,
            ----------
directors, employees, stockholders or Affiliates have employed or made any agreement with any broker, finder or similar agent or any Person or firm which will result in the obligation of Acquisition Sub, Parent or any of their Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

      4.17  No Other Agreements to Sell any of the Assets.  Except as set forth
            ---------------------------------------------
on Schedule 4.17, none of the IVonyx Parties nor any of their officers,
   -------------
directors, stockholders or Affiliates have any commitment or legal obligation, absolute or contingent, to any other Person or firm other than the Koop Parties to sell or effect a sale of the Assets or any equity interests of any IVonyx Party, to effect any merger, consolidation, liquidation, dissolution or other reorganization of any IVonyx Party, or to enter into any agreement or cause the entering into of any agreement with respect to any of the foregoing.

      4.18  Intellectual Property Rights.
            ----------------------------

            (a)  Schedule 4.18(a) sets forth a true and complete list of all
                 ----------------
of the Intellectual Property of each IVonyx Party. Schedule 4.18(a) also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each trademark and service mark, the application/serial number or registration number, the class of goods covered and the expiration date for each country, and (iii) for each copyright, the registration number and expiration date for each country, or, if applicable, the application number and date of filing for each country in which a copyright application has been filed. The Intellectual Property listed on the Schedule 4.18(a) is the only Intellectual
                                    ----------------
Property used by the IVonyx Parties in connection with its business and operations. True and correct copies of all patents and patent applications, trademark and service mark applications and registrations and copyright applications and registrations owned, controlled, created or used by or on behalf of any IVonyx Party or in which any IVonyx Party has any interest whatsoever have been provided to Acquisition Sub.

            (b) With respect to each item of Intellectual Property required to be identified on Schedule 4.18(a):
                 ----------------

                 (i)    all licenses, sublicenses or agreements set forth on
Schedule 4.18(a) are legal, valid, binding, enforceable and in full force and
----------------
effect;

                 (ii) upon consummation of the transactions contemplated by this Agreement, all licenses, sublicenses or agreements will continue to be legal, valid, binding, enforceable and in full force and effect on terms identical to those in effect as of the date of this Agreement;

                 (iii) None of the IVonyx Parties nor any other party to any license, sublicense or agreement is in breach or default under any such license, sublicense or agreement or has performed any act or omitted to perform any act, with notice or lapse of time or both, which will become a material breach or default thereunder;

                 (iv) no party to any license, sublicense or agreement has given notice of termination or repudiated any provision thereof;

                 (v) with respect to each sublicense, the representations and warranties set forth above in subsections 4.18(b)(i)-(iv) are true and correct
                              ---------------------------
with respect to the underlying license;

                 (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree or ruling;

                 (vii) none of the IVonyx Parties has granted any sublicense or similar right with respect to any license, sublicense or agreement;

                 (viii) except as set forth on Schedule 4.18(b), none of the
                                               ----------------
IVonyx Parties is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property; and

                 (ix) no Action, suit, proceeding, hearing, investigation or complaint is pending or is threatened, nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of the underlying item of Intellectual Property.

            (c)  Ownership and Protection of Intellectual Property. Except as
                 -------------------------------------------------
set forth on Schedule 4.18(c), the IVonyx Parties own exclusively and have the
             ----------------
exclusive right to use each of the Intellectual Property, and the Intellectual Property will not cease to be valid rights of the IVonyx Parties by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. All of the pending applications have been duly filed. None of the IVonyx Parties has received any notice of invalidity or infringement of any rights of others with respect to such Intellectual Property. The IVonyx Parties have taken all reasonable and prudent steps to protect the Intellectual Property from infringement by any other Person. No other Person (i) has the right to use any of an IVonyx Party's trademarks or service marks on the goods and/or services in connection with which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods or services of any such Person, to cause confusion with such trademarks or service marks or to cause a mistake or to deceive, (ii) has notified any of the IVonyx Parties that it is claiming any ownership of or right to use any of the Intellectual Property, or (iii) is infringing upon any such Intellectual Property in any way. The Intellectual Property does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Intellectual Property, and no Action has been instituted against or notices received by any IVonyx Party that are presently outstanding alleging that any IVonyx Party's use of the Intellectual Property infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on any IVonyx Party's, or either Koop Party's, as the case may be, right to sell products manufactured by or offer services provided by any IVonyx Party or either Koop Party, as the case may be, in connection with the operation of the Business.

            (d)  No Required Consents.  There are no agreements relating to the
                 --------------------
Assets that require a consent or waiver for assignment of such agreements to Acquisition Sub.

            (e)  Liabilities.  No IVonyx Party has reasonable basis to believe
                 -----------
that it has any present or future liability under any agreement to provide indemnification for infringement of any third party rights or otherwise, or provide updates, enhancements, modifications, bug fixes, support or maintenance for any products or technology.

            (f)  Trade Secrets.  Each IVonyx Party has taken reasonable security
                 -------------
measures to protect the secrecy, confidentiality and value of all of its trade secrets and confidential information, including without limitation entering into written agreements with its employees and other persons who may have participated in the development, discovery or invention of any trade secret, or have knowledge of or access to any trade secret or confidential information, which such agreements provide for the non-disclosure of trade secrets and confidential information and the transfer of all rights in and to the same to the applicable IVonyx Party.

      4.19  Tax Matters.
            -----------
            (a) Filing of Tax Returns. Each of the IVonyx Parties and all
                ---------------------
members for income Tax purposes of any affiliated group of corporations of which any IVonyx Party has been a member (collectively, the "Taxpayers") has timely
                                                       ---------
filed with the appropriate taxing or other governmental authorities all Tax Returns required to be filed in respect of any Taxes within the time period for filing such Tax Returns. The Tax Returns filed are complete, correct and accurate in all material respects. The Taxpayers have delivered to Acquisition Sub complete and accurate copies of the IVonyx Parties' Tax Returns since inception.

            (b)  Payment of Taxes.  All Taxes of the Taxpayers, in respect of
                 ----------------
periods or portions thereof ending on or before the Closing Date, have been paid, or will have been paid, or an adequate reserve has been established therefor in conformity with generally accepted accounting principles consistently applied as set forth in the Schedules and in the Financial Statements, and the Taxpayers have no Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that the Taxpayers have been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing or other governmental authorities.

            (c)  Audit History.  There are no audits pending of any of the
                 -------------
Taxpayers' Tax Returns by any taxing or other governmental authority. Neither the Internal Revenue Service nor any other taxing or other governmental authority has notified any of the Taxpayers of any deficiencies for Taxes against any of the Taxpayers, and no issue has been raised by the Internal Revenue Service or any other taxing or other governmental authority that if determined adversely would result in the assertion by any taxing or other governmental authority of any material deficiency for Taxes. There are no waivers or extensions of statutes of limitations in effect with respect to Taxes of any of the Taxpayers.

            (d)  Asset Liens.  There are no liens for Taxes (other than for
                 -----------
current Taxes not yet due and payable) on any of the Assets.

            (e)  Safe Harbor Lease Property; Tax-Exempt Use Property.  None of
                 ---------------------------------------------------
the Assets is property that is required to be treated as owned by another person pursuant to the provisions of Section 168(f) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or as "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168 of the Code.

            (f)  Security for Tax-Exempt Obligations.  None of the Assets
                 -----------------------------------
directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

      4.20  Insurance.  Schedule 4.20 contains a complete and accurate list of
            ---------   -------------
all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, and loss experience history by line of coverage) currently maintained by each IVonyx Party on the Assets or with respect to the Business. All insurance coverage applicable to the Assets is in full force and effect. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on such existing policies or binders. No insurer has advised any of the IVonyx Parties that it intends to reduce coverage, increase premiums or fail to renew such existing policies or binders.

      4.21  Payments.  Except as set forth on Schedule 4.21, none of the IVonyx
            --------                          -------------
Parties has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business, Assets or operations of IVonyx, which may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction.

      4.22  Approvals.
            ---------

            (a)  Except as set forth on Schedule 4.22(a), the execution,
                                        ----------------
delivery and performance by the IVonyx Parties of this Agreement and the Ancillary Agreements to which the IVonyx Parties are a party do not require the authorization, consent or approval of any non-governmental third party.

            (b) The execution, delivery and performance by each of the IVonyx Parties of this Agreement and the Ancillary Agreements to which the IVonyx Parties are a party do not require the authorization, consent, approval, certification, license or order of, or any filing with, any court or governmental body.

      4.23  Compliance with Health Care Laws.
            --------------------------------

            (a) The operations of each IVonyx Party are, and at all relevant times have been, in compliance in all material respects with all Regulations and Court Orders (including, without limitation, the federal anti-kickback statute, the Stark law, the federal False Claims Act and any state law prohibiting kickbacks or certain referrals) relating or applicable to Medicare or any other state or federal health care programs (collectively, the "Programs") and with
                                                          --------
the accreditation requirements of the Joint Commission on Accreditation of Healthcare Organizations (the "JCAHO"). Except as set forth in Schedule 4.23(a),
                               -----                           ----------------
none of the IVonyx Parties is aware of any actual or threatened enforcement action by any Governmental Authorities which have jurisdiction over the operations of any IVonyx Party, including, without limitation, any fines, injunctions, civil or criminal penalties, investigations or suspensions, or by the JCAHO.

            (b) The IVonyx Parties possess such certificates, authorizations, licenses or permits issued by the appropriate Governmental Authorities, including, without limitation, the United States federal government, as are material to, or legally required for, the operation of the Business. No IVonyx Party has received any notice of proceedings relating to, or otherwise has knowledge that any Governmental Authority is considering, limiting, suspending, modifying or revoking any such certificate, authorization, license or permit.

            (c) All material reports, documents, claims and notices required to be filed, maintained, or furnished to any Governmental Authority by any IVonyx Party have been so filed, maintained or furnished. Except as set forth in
Schedule 4.23(c), all such reports, documents, claims and notices were complete
----------------
and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to such filing.

            (d) The IVonyx Parties have not, directly or indirectly, paid or delivered any fee, commission or other sum of money or remuneration, however characterized, to any Governmental Authority or any other Person which in any manner is related to any Contract and which is, or may be, with the passage of time, illegal under any Law.

            (e) None of the IVonyx Parties or any of their respective officers, directors or managing employees have engaged in any activities which are cause for civil penalties or mandatory or permissive exclusion from Medicare or any other Program.

            (f) The IVonyx Parties meet all requirements of participation and payment of the Programs and other third party payment programs and are a party to valid participation agreements for payment by such Programs and other payment programs. None of the IVonyx Parties has received notice from any of the Programs or other third party payment programs of any pending or threatened investigations which would result in exclusion or debarment from any of such Programs or other third party payment programs, nor does any IVonyx Party have any reason to believe that any such investigations are pending, threatened or imminent. There is no civil, criminal, administrative, or other action, suit, demand, claim, hearing, notice of violation, proceeding, notice or demand pending, received or threatened against any IVonyx Party which would reasonably result in its exclusion or debarment from participation in any of the Programs or other third party payment programs. There is no civil or criminal investigation of any IVonyx Party relating in any way to any violation of any Medicare law or regulation.

            (g) The IVonyx Parties have established and maintain a compliance program to ensure that patient care services and goods for which the IVonyx Parties have submitted claims for payment are medically necessary services and have been actually provided.

      4.24  Disclosure.  None of the information (including the Required IVonyx
            ----------
Financial Statements) supplied by the IVonyx Parties for inclusion in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the IVonyx Parties with respect to statements made or incorporated by reference therein about Parent or Acquisition Sub supplied by Parent for inclusion or incorporation by reference in the Registration Statement.

      4.25  Material Misstatements Or Omissions.  No representations or
            -----------------------------------
warranties by any of the IVonyx Parties in this Agreement and the Ancillary Agreements or any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Acquisition Sub pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The IVonyx Parties have disclosed all events, conditions and facts materially affecting the Assets and the prospects and condition of the Assets.

                                  ARTICLE V.
               REPRESENTATIONS AND WARRANTIES OF THE KOOP PARTIES
               --------------------------------------------------

            Each of the Koop Parties, jointly and severally, hereby represents and warrants to the IVonyx Parties, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct (other than those representations and warranties made as of a specified date earlier than the Closing Date, that shall be true and correct as of such date), as follows:

      5.1   Organization.  Each of Parent and Acquisition Sub is a corporation
            ------------
duly organized, validly existing and in good standing under the laws of the State of Delaware.

      5.2   Capitalization of Parent and Acquisition Sub.
            --------------------------------------------

            (a) As of the date hereof the authorized capital stock of Parent consists of 500,000,000 shares of Common Stock, of which there were 39,919,481 shares issued and outstanding as of March 20, 2001, and 15,000,000 shares of preferred stock, par value $0.001 per share, of which 2,900,000 shares are designated as "Series D Preferred Stock," of which there were 2,750,000 shares issued or outstanding as of March 20, 2001, each share of which was convertible into 28.57 shares of Common Stock (or an aggregate of 78,571,428 shares of Common Stock) as of such date. As of December 31, 2000, there were (i) options outstanding to purchase an aggregate of 30,272,199 shares of Common Stock pursuant to Parent's stock option plans; (ii) 26,227,801 shares of Common Stock reserved for future issuance under Parent's stock option plans and (iii) warrants outstanding to purchase an aggregate of 29,962,559 shares of Common Stock.

            (b) The authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, $0.001 par value per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the outstanding shares of Acquisition Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable.

            (c) The Shares to be issued pursuant to the transactions contemplated herein, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

      5.3   Authorization.  Each of Parent and Acquisition Sub has all requisite
            -------------
corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which Acquisition Sub or Parent is a party. The execution and delivery by Acquisition Sub and Parent of this Agreement and the Ancillary Agreements to which Acquisition Sub or Parent is a party and the consummation by Acquisition Sub and Parent of the transactions contemplated hereby and thereby have been duly approved by the board of directors of Acquisition Sub and Parent, respectively. Except as set forth on Schedule 5.3 hereto, no corporate proceedings on the part
                       ------------
of Acquisition Sub or Parent are necessary to authorize this Agreement and the Ancillary Agreements to which Acquisition Sub or Parent is a party and the transactions contemplated hereby and thereby other than the approval of this Agreement and the transactions contemplated hereby by the stockholders of Parent. This Agreement has been duly executed and delivered by Acquisition Sub and Parent and is, and upon execution and delivery the Ancillary Agreements to which Acquisition Sub or Parent is a party will be, legal, valid and binding obligations of Acquisition Sub and/or Parent, as applicable, enforceable against Acquisition Sub and/or Parent, as applicable, in accordance with their terms, in each case except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

      5.4  No Conflict or Violation.  Except as set forth on Schedule 5.4, none
           ------------------------                          ------------
of the execution, delivery or performance of this Agreement or any of the Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by the Koop Parties with any of the provisions hereof, will (a) violate or conflict with any provision of the Organizational Documents of either Koop Party or any resolution or other action adopted or taken by the board of directors or stockholders of either Koop Party, (b) violate, conflict with, or result in or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any contract to which any of the Koop Parties is a party, or (c) violate any Court Order or any Regulation applicable to the Koop Parties.

       5.5  SEC Filings.  Parent has filed all forms, reports and documents,
            -----------
together with any amendments to be made with respect thereto that are required to be filed by Parent with the SEC since January 1, 2000. All such required forms, reports and documents (together with any amendments required to be made with respect thereto (including those forms, reports, documents and amendments) that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports,
     ------------------
including the financial statements, exhibits and schedules thereto (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and
(ii) did not at the time they were filed (or if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Report.

      5.6  Disclosure.  None of the information supplied by the Koop Parties for
           ----------
inclusion in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Koop Parties with respect to statements made or incorporated by reference therein about any IVonyx Party supplied by any IVonyx Party for inclusion or incorporation by reference in the Registration Statement.

      5.7  No Brokers.  Except as set forth on Schedule 5.7, none of the Koop
           ----------                          ------------
Parties or any of their officers, directors, employees, stockholders or Affiliates have employed or made any agreement with any broker, finder or similar agent or any Person or firm which will result in the obligation of any of the IVonyx Parties, or any of their Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                                  ARTICLE VI.
              COVENANTS OF THE IVONYX PARTIES AND THE KOOP PARTIES
              ----------------------------------------------------

           The IVonyx Parties and the Koop Parties each covenant with the other as follows:

      6.1  Further Assurances.  Upon the terms and subject to the conditions
           ------------------
contained herein, the Parties agree, both before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the Parties agree to use their respective best efforts (i) to obtain all necessary waivers, consents and approvals (and customary estoppel certificates in the case of the Leases) from other parties to the Contracts and Leases to be assumed by Acquisition Sub; provided, however that neither Acquisition Sub nor Parent shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals,
(ii) to obtain all necessary Permits as are required to be obtained under any Regulations, (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other Court Order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby, (v) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities, and (vi) to fulfill all conditions to this Agreement.

      6.2  No Solicitation.  From the date hereof through the Closing or the
           ---------------
earlier termination of this Agreement, the IVonyx Parties shall not, and shall cause each of their respective representatives (including, without limitation, stockholders, investment bankers, attorneys and accountants), not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Acquisition Sub and Parent and their representatives, concerning any sale of all or a portion of the Assets or the Business, or of any shares of capital stock of any IVonyx Party, or any merger, consolidation, liquidation, dissolution or similar transaction involving any IVonyx Party (each such transaction being referred to herein as a "Proposed
                                                                   --------
Acquisition Transaction"). The IVonyx Parties shall not, directly or indirectly,
-----------------------
through any officer, director, stockholder, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act) or entity relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to any IVonyx Party for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction. The IVonyx Parties hereby represent that they are not now engaged in discussions or negotiations with any party other than Acquisition Sub and Parent with respect to any of the foregoing. The IVonyx Parties shall notify Acquisition Sub promptly (orally and in writing) if any such written offer, or any inquiry or contact with any person with respect thereto, is made and shall provide Acquisition Sub with a copy of such offer and shall keep Acquisition Sub informed on the status of any negotiations regarding such offer. The IVonyx Parties agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any IVonyx Party is a party.

      6.3  Notification.  The IVonyx Parties will immediately notify Acquisition
           ------------
Sub if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Acquisition Sub of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party.

      6.4  Notification of Certain Matters.  From the date hereof through the
           -------------------------------
Closing, IVonyx shall give prompt notice to Acquisition Sub of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any respect and
(b) any failure of the IVonyx Parties or any of their Affiliates, or of any of their respective stockholders or representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. IVonyx shall promptly notify Acquisition Sub of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect any IVonyx Party, the Assets or the Business.

      6.5  Investigation by Acquisition Sub.
           --------------------------------

           (a) From the date hereof through the Closing Date, the IVonyx Parties shall, and shall cause their respective officers, directors, employees and agents to, afford the representatives of the Koop Parties and their Affiliates complete access at all reasonable times to the Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts of each IVonyx Party, and shall furnish the Koop Parties and their representatives all financial, operating and other data and information as the Koop Parties or their Affiliates, through their respective representatives, may reasonably request, including an unaudited balance sheet and the related statements of income, retained earnings and cash flow for each month from the date hereof through the Closing Date within ten (10) calendar days after the end of each month which financial statements shall (i) be true, correct and complete, (ii) be in accordance with the Books and Records of the IVonyx Parties and (iii) accurately set forth the assets, Liabilities and financial condition, results of operations and other information purported to be set forth therein in accordance with generally accepted accounting principles consistently applied.

           (b) From the date hereof through the Closing Date, the Koop Parties shall, and shall cause their respective officers, directors, employees and agents to, afford IVonyx and its Affiliates complete access at all reasonable times to their officers, employees, agents, attorneys, accountants, properties, books and records and contracts, and shall furnish IVonyx and its representatives all financial, operating and other data and information as IVonyx or its Affiliates, through their respective representatives, may reasonably request, to the extent such data or information is then available. The Koop Parties shall not be obligated to prepare any financial statements or other data or information not in existence at the time of IVonyx's request for the same.

      6.6  Conduct of Business.  From the date hereof through the Closing, the
           -------------------
IVonyx Parties shall, except as contemplated by this Agreement, or as consented to by Acquisition Sub in writing, operate the Business in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the IVonyx Parties shall not, except as specifically contemplated by this Agreement or as consented to by Acquisition Sub in writing:

           (a)  change or amend the Organizational Documents of any IVonyx
Party;

           (b) enter into, extend, materially modify, terminate or renew any Contract or Lease, except in the ordinary course of business;

           (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, each IVonyx Party will maintain and sell inventory consistent with its past practices;

           (d) incur any Liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other Liability;

                (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of the applicable IVonyx Party in effect on the date hereof that are described on the Schedules) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Benefit Plan or policy;

                (ii) make any change in the key management structure of any IVonyx Party relating to the Business, including, without limitation, the hiring of additional officers or the termination of existing officers;

                (iii) adopt, enter into or amend any Benefit Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations; or

                (iv) fail to maintain all Benefit Plans in accordance with applicable Regulations;

           (e) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

           (f) declare, set aside, make or pay any dividend or other distribution or payment in respect of the capital stock of any IVonyx Party;

           (g) fail to expend funds for budgeted capital expenditures or commitments;


           (h) willingly allow or permit to be done, any act by which any of the Insurance Policies may be suspended, impaired or canceled;

                (i) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any Liabilities, in the ordinary course of business; or

                (ii) fail to collect its accounts receivable in the ordinary course of business;

           (i) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear, or fail to replace consistent with the IVonyx Parties' past practice inoperable, worn-out or obsolete or destroyed Assets;

           (j) make any loans or advances to any partnership, firm or corporation, or, except for expenses incurred in the ordinary course of business, any individual;

           (k)  settle or compromise any claim with tax authorities;

           (l) fail to comply with all Regulations applicable to it, the Assets or the Business;

           (m) intentionally do any other act which would cause any representation or warranty of any IVonyx Party in this Agreement to be or become untrue in any material respect;

          (n) fail to use its best efforts to (i) retain the IVonyx Parties' employees and (ii) maintain the Business so that such employees will remain available to Acquisition Sub on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers and others having business dealings with any IVonyx Party and (iv) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

          (o) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     6.7  Agreement to Maintain Confidentiality.
          -------------------------------------

          (a) The IVonyx Parties acknowledge that they have knowledge of certain Confidential Information and that such Confidential Information is confidential and proprietary to the IVonyx Parties and constitutes valuable trade secrets of the IVonyx Parties, which affect, among other things, the successful conduct, furtherance and protection of the IVonyx Parties' business and goodwill. The IVonyx Parties acknowledge that the unauthorized use or disclosure of Confidential Information is likely to be highly prejudicial to the interests of Parent, Acquisition Sub or their customers, clients and patrons, an invasion of privacy, or an improper disclosure of trade secrets. The IVonyx Parties agree that a substantial portion of the Purchase Price is being paid for such Confidential Information and that it represents a substantial investment having great economic and commercial value to Acquisition Sub and Parent, and constitutes a substantial part of the value to Acquisition Sub and Parent of the Business. The IVonyx Parties further acknowledge that Acquisition Sub and Parent would be irreparably damaged if any of the Confidential Information was disclosed to, or used or exploited on behalf of, any Person other than Acquisition Sub or any of its Affiliates. Accordingly, the IVonyx Parties covenant and agree that they shall not, directly or indirectly, and shall use their best efforts to ensure that any agents, representatives, Affiliates and any other persons acting on the IVonyx Parties' behalf (the IVonyx Parties and such agents, representatives, Affiliates and other persons with respect to the IVonyx Parties being collectively referred to as the "Restricted Persons") do
                                                      ------------------
not, without the prior written consent of Acquisition Sub, disclose, use, exploit, furnish or make accessible to anyone or any other entity, any such Confidential Information, for the benefit of any such Restricted Person or of any third party, at any time for so long as such information shall remain secret or confidential or otherwise remain wholly or partially protectable except that any IVonyx Party may use or exploit a particular item of Confidential Information if and to the extent (but only if and to the extent) that such item is:

               (i) or becomes generally known on a non-confidential basis to persons in the industry, through no wrongful act of any Restricted Person, in which Acquisition Sub, Parent or any IVonyx Party is engaged and is part of the public domain;

               (ii) or was within an IVonyx Party's possession prior to its being furnished to such IVonyx Party by or on behalf of any IVonyx Party, Parent or Acquisition Sub, provided that the source of such information was not known by such IVonyx Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any IVonyx Party, Parent or Acquisition Sub or any other Person with respect to such information; or

               (iii) or becomes available to an IVonyx Party on a non-confidential basis from a source other than any IVonyx Party, Parent or Acquisition Sub or any of their respective representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any IVonyx Party, Parent or Acquisition Sub or any other Person with respect to such information.

          (b) The IVonyx Parties hereby expressly acknowledge that the covenants contained in this Section 6.7 are integral to the purchase of the
                            -----------
Assets by Parent and that without the protection of such covenants, Acquisition Sub and Parent would not have entered into this Agreement. The IVonyx Parties hereby further acknowledge that money damages will be impossible to calculate and may not adequately compensate Acquisition Sub and Parent in connection with an actual or threatened breach by a Restricted Person of the provisions of this
Section 6.7. Accordingly, on his or her own behalf and on behalf of each of the
-----------
other Restricted Persons, the IVonyx Parties hereby expressly waive all rights to raise the adequacy of Acquisition Sub's or Parent's remedies at law as a defense if Acquisition Sub or Parent seeks to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of this Section 6.7. In addition, Acquisition Sub or Parent shall be entitled to
        -----------
pursue any other available remedies at law or equity, including the recovery of money damages, in respect of the actual or threatened breach of the provisions of this Section 6.7.
        -----------

          (c) The IVonyx Parties hereby expressly waive any right to assert inadequacy of consideration as a defense to enforcement of the confidentiality covenants in this Section 6.7 should such enforcement ever become necessary.
                  -----------

          (d)  Notwithstanding clauses (a), (b) and (c) of this Section 6.7, the
                                                                -----------
IVonyx Parties may use Confidential Information (other than trade secrets) relating to the Assets or the Excluded Assets following the Closing Date to the extent reasonably necessary to (i) collect accounts receivable included in the Excluded Assets and pay accounts payable included in the Excluded Liabilities,
(ii) settle existing or prospective claims relating to the Excluded Assets or the Excluded Liabilities, (iii) restructure financial obligations relating to the Excluded Assets or the Excluded Liabilities, (iv) make changes in their capital structure, or (v) otherwise wind up the business and affairs of IVonyx relating to the Excluded Assets or Excluded Liabilities; provided the IVonyx Parties preserve the confidentiality of such Confidential Information as much as reasonably practicable.

     6.8  Expenses.  All costs and expenses incurred in connection with this
          --------
Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense. If any Party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

     6.9  Employee Matters.
          ----------------

           (a) Parent or Acquisition Sub shall extend offers of employment to those employees of the IVonyx Parties whom it desires to hire (such employees are hereinafter referred to as the "Rehired Employees"), which offers shall be
                                    -----------------
on terms and conditions which Parent or

Acquisition Sub shall determine in its sole discretion. The IVonyx Parties shall terminate the employment of all Rehired Employees immediately prior to the Closing and shall cooperate with and use their best efforts to assist Acquisition Sub or Parent in their efforts to secure satisfactory employment arrangements with the Rehired Employees.

          (b) The IVonyx Parties shall comply with the requirements of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") with respect
                                                            ----
to any "plant closing" or "mass layoff", as those terms are defined in WARN, which may result from the termination of the employment of any of the employees of the Business in connection with the sale of the Assets to Parent or any of the other transactions contemplated by this Agreement.

          (c) The IVonyx Parties shall be solely responsible for all of the Benefit Plans and all obligations and liabilities thereunder. Neither Parent nor Acquisition Sub shall assume any of the Benefit Plans or any obligation or liability thereunder.

          (d) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Acquisition Sub or Parent, nor shall anything herein interfere with the right of Acquisition Sub or Parent to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Acquisition Sub or Parent in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees.

          (e) No provision of this Agreement shall create any third party beneficiary rights in any Rehired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by Acquisition Sub or Parent or under any benefit plan which Acquisition Sub or Parent may maintain.

          (f) The IVonyx Parties shall not, directly or indirectly, hire or offer employment to or seek to hire or offer employment to any employee of any IVonyx Party whose employment is continued by Acquisition Sub or Parent after the Closing Date or any employee of Acquisition Sub, Parent or any successor or Affiliate of Acquisition Sub or Parent which is engaged in the Business, unless Acquisition Sub, Parent or such Affiliate first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

    6.10  Audited Financial Statements.  As promptly as reasonably
          ----------------------------
practicable after the date hereof, IVonyx shall deliver to Parent audited financial statements of the IVonyx Parties for the fiscal years ended December 31, 1998, 1999 and 2000 (the "Audited IVonyx Financial Statements") and
                              -----------------------------------
unaudited financial statements for the quarter ended March 31, 2001 (the "Quarterly IVonyx Financial Statements" and, together with the Audited IVonyx Financial Statements, the "Required IVonyx Financial Statements"). The Required
                           ------------------------------------
IVonyx Financial Statements shall meet the requirements of Regulation S-X for inclusion in the Registration Statement and shall be in a form reasonably acceptable to PricewaterhouseCoopers LLP, independent accountants of Parent. In addition, the IVonyx Parties shall provide their independent accountants with management representation letters and shall take such other actions as may be necessary to cause their independent accountants to consent to the inclusion of the Audited IVonyx Financial Statements in the Registration Statement.

     6.11  Registration Statement/Proxy Statement. As promptly as reasonably
           --------------------------------------
practicable after the receipt of the Required IVonyx Financial Statements, Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement shall be included as a Prospectus. Parent and IVonyx will respond to any comments of the SEC, and the Parties shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The IVonyx Parties shall cooperate with Parent in the preparation of the Registration Statement and in responding to comments of the SEC and shall promptly supply Parent with any information which may be required to be included in the Registration Statement. As promptly as practicable following the date that the Registration Statement has been declared effective, Parent and IVonyx shall cause the Proxy Statement to be mailed to their respective stockholders and shall duly call a meeting of their respective stockholders for the purpose of (i) in the case of Parent, obtaining the approval for the issuance of the Shares (and obtaining approval with respect to such other matters as Parent elects to include in the Proxy Statement) and (ii) in the case of IVonyx, obtaining approval for the sale of the Assets and the other transactions contemplated hereby.

     6.12  Name Change.  On the Closing Date (or immediately thereafter),
           -----------
each of the IVonyx Parties shall file (and shall cause any Subsidiary with the word "IVonyx" as part of its name to file) with the appropriate Governmental Authorit(ies) the necessary certificates or applications for changing the name of such party to a name that does not include the word "IVonyx."

     6.13  Insurance Policies.  From and after the Closing Date, the IVonyx
           ------------------
Parties shall use their best efforts to transfer Insurance Policies relating to the Assets or Assumed Liabilities, but only to the extent such policies or rights thereunder (i) relate to events occurring after the date of Closing and,
(ii) are assignable.

     6.14  Lease and Transfer of Excluded Equipment. On the Closing Date, IVonyx
           ----------------------------------------
and Acquisition Sub shall enter into mutually acceptable lease agreements with respect to the Excluded Equipment pursuant to which Acquisition Sub will lease the Excluded Equipment in exchange for monthly lease payments to IVonyx equal in amount to IVonyx's current monthly payments under the applicable Capital Leases that are secured by such assets (the amount of such payments is set forth on
Schedule 1.1). Acquisition Sub may terminate any such lease agreement upon
------------
thirty (30) days written notice to the IVonyx Parties. Promptly following the date that the Encumbrances on any Excluded Equipment are released as a result of the payment in full of any Capital Lease (provided that the lease agreement between IVonyx and Acquisition Sub with respect to the applicable Capital Lease has remained in effect through such date), the IVonyx Parties shall transfer all right, title and interest in and to the Excluded Equipment that was the subject of such Capital Lease to Acquisition Sub.

     6.15  Corporate Leases. Acquisition Sub and IVonyx shall enter into a
           ----------------
mutually acceptable sublease agreement for the use by Acquisition Sub of the premises covered by the Corporate Leases following the closing date for a mutually agreed-upon period."

                                 ARTICLE VII.
                     RISK OF LOSS; CONSENTS TO ASSIGNMENT
                     ------------------------------------

      7.1  Risk of Loss. From the date hereof through the Closing Date, all risk
           ------------
of loss or damage to the property included in the Assets shall be borne by the IVonyx Parties, and thereafter shall be borne by Acquisition Sub. If any material portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, IVonyx shall give written notice to Acquisition Sub as soon as practicable after, but in any event within five (5) calendar days of, discovery of such damage or destruction, of the amount of insurance, if any, covering such Assets and the amount, if any, which any IVonyx Party is otherwise entitled to receive as a consequence. If such loss would result in the failure of the condition set forth in Section 9.1 to be satisfied on or prior to the
                              -----------
Termination Date, Acquisition Sub shall have the option, which shall be exercised by written notice to IVonyx within ten (10) calendar days after receipt of IVonyx's notice or if there is not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Acquisition Sub shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and subject to Section 10.8, to such
                                                          ------------
indemnification for any uninsured portion of such loss pursuant to Section 10.8,
                                                                   ------------
and the full Purchase Price shall be paid for such Assets, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed among the Parties or
(c) terminating this Agreement in accordance with Section 12.1.  If Acquisition
                                                  ------------
Sub accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Acquisition Sub without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to the applicable IVonyx Party.

      7.2  Consents to Assignment. Anything in this Agreement to the contrary
           ----------------------
notwithstanding, this Agreement shall not constitute an agreement to assign any of the Assets or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Acquisition Sub thereunder or thereto. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Acquisition Sub would not receive all such rights, the IVonyx Parties will use their best efforts to provide to Acquisition Sub the benefits of such Assets, including, without limitation, enforcement for the benefit of Acquisition Sub of any and all rights of the IVonyx Parties against a third party thereto arising out of the Default or cancellation by such third party or otherwise. Nothing in this Section 7.2 shall
                                                               -----------
affect Acquisition Sub's right to terminate this Agreement under Section 12.1 in
                                                                 ------------
the event that any consent or approval to the transfer of any of the Assets is not obtained.

                                 ARTICLE VIII.
              CONDITIONS PRECEDENT TO IVONYX PARTIES' PERFORMANCE
              ---------------------------------------------------

     The obligation of the IVonyx Parties to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of each of the following conditions, unless waived in writing by the IVonyx Parties.

      8.1  Accuracy of Representations and Warranties. Each of the
           ------------------------------------------
representations and warranties made by Acquisition Sub and Parent in this Agreement shall be complete and correct in all material respects when made and on and as of the Closing Date with such force and effect as though made on and as of the Closing Date (without giving effect to materiality or Material Adverse Effect qualifications contained in such representations and warranties), other than those representations and warranties made as of a specified date earlier than the Closing Date that shall have been complete and correct in all material respects on and as of such earlier date.

      8.2  Performance of Covenants. Acquisition Sub and Parent shall have
           ------------------------
materially performed and complied with, in all respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Acquisition Sub or Parent at or before the Closing.

      8.3  Closing Deliveries. The IVonyx Parties shall have received each of
           ------------------
the items set forth in Section 3.3 required to be delivered by Acquisition Sub
                       -----------
or Parent, all satisfactory in form and substance to the IVonyx Parties and their respective legal counsel.

      8.4  Orders and Laws. There shall not be in effect on the Closing Date any
           ---------------
Court Order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements or that could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Ancillary Agreements to the IVonyx Parties, and there shall not be pending or threatened on the Closing Date any Action or any other action in, before or by any governmental authority that could reasonably be expected to result in the issuance of any such Court Order or the enactment, promulgation or deemed applicability to the IVonyx Parties or the transactions contemplated by this Agreement or any of the Ancillary Agreements of any such law.

      8.5  Board of Directors. Parent shall have taken necessary steps to have
           ------------------
two designees of IVonyx appointed as directors of Parent, subject to compliance after the Closing Date with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934, if applicable (it being understood that such designees shall not become members of the Board of Directors until the terms of Rule 14f-1 have been complied with) and, upon becoming directors, such individuals shall be entitled to the same coverage under Parent's Directors and Officers insurance policies with respect to periods on or following the date such individuals become directors as Parent's other non-employee directors.

      8.6  Registration Statement. The Registration Statement shall have been
           ----------------------
declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent, threatened by the SEC, and all necessary approvals under blue sky laws relating to the issuance or trading of the Shares shall have been received.

      8.7  Consents; Regulatory Compliance and Approval. (a) All Permits,
           --------------------------------------------
consents, approvals and waivers from Governmental Authorities and other parties necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and for the operation of the Business by Acquisition Sub following the Closing (including, without limitation, all required third party consents to the assignment of the Leases and Contracts, including all Plan Contracts to be assumed by Acquisition Sub and all approvals from Governmental Authorities for the assignment, transfer or issuance of healthcare-related Permits, licenses and government program provider certifications) shall have been obtained or waived in writing by the applicable Governmental Authority or other third party, unless, with respect to any such consent not involving a Governmental Authority, the Koop Parties determine that the Asset to which such consent relates shall be excluded from the transfers consummated at the Closing.

           (b) The performance by the Koop Parties of their respective obligations under this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby shall have been duly approved by the stockholders of Parent and the sale of the Assets and the other transactions contemplated hereby shall have been approved by the stockholders of IVonyx.

      8.8  Secured Creditors. IVonyx shall have received the written consent of
           -----------------
DVI Business Credit Corporation, in its capacity as a secured creditor, to the transactions contemplated by this Agreement, which consent shall include, but is not limited to the agreement by DVI Business Credit Corporation to release its liens on the Assets.

                                  ARTICLE IX.
               CONDITIONS PRECEDENT TO KOOP PARTIES' PERFORMANCE
               -------------------------------------------------

     The obligation of Acquisition Sub and Parent to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of each of the following conditions, unless waived in writing by Acquisition Sub and Parent.

      9.1  Accuracy of Representations and Warranties. Each of the
           ------------------------------------------
representations and warranties made by the IVonyx Parties in this Agreement shall be complete and correct in all material respects when made and on and as of the Closing Date with such force and effect as though made on and as of the Closing Date (without giving effect to materiality or Material Adverse Effect qualifications contained in such representations and warranties), other than those representations and warranties made as of a specified date earlier than the Closing Date that shall have been complete and correct in all material respects on and as of such earlier date.

      9.2  Performance of Covenants. The IVonyx Parties shall have materially
           ------------------------
performed and complied with, in all respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the IVonyx Parties at or before the Closing.

      9.3  Closing Deliveries. Acquisition Sub and Parent shall have received
           ------------------
each of the items set forth in Section 3.2 required to be delivered by the
                               -----------
IVonyx Parties, all satisfactory in form and substance to Acquisition Sub and its legal counsel.

      9.4  Orders and Laws. There shall not be in effect on the Closing Date any
           ---------------
Court Order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements or that could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Ancillary Agreements to

Acquisition Sub or Parent, and there shall not be pending or threatened on the Closing Date any Action or any other action in, before or by any governmental authority that could reasonably be expected to result in the issuance of any such Court Order or the enactment, promulgation or deemed applicability to Acquisition Sub or Parent or the transactions contemplated by this Agreement or any of the Ancillary Agreements of any such law.

      9.5  Consents; Regulatory Compliance and Approval.
           --------------------------------------------

           (a) All Permits, consents, approvals and waivers from Governmental Authorities and other parties necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and for the operation of the Business by Acquisition Sub following the Closing (including, without limitation, all required third party consents to the assignment of the Leases and Contracts, including all Plan Contracts to be assumed by Acquisition Sub and all approvals from Governmental Authorities for the assignment, transfer or issuance of healthcare-related Permits, licenses and government program provider certifications) shall have been obtained or waived in writing by the applicable Governmental Authority or other third party.

           (b) The performance by the Koop Parties of their respective obligations under this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby shall have been duly approved by the stockholders of Parent and the sale of the Assets and the other transactions contemplated hereby shall have been approved by the stockholders of IVonyx.

      9.6  Credit Facility. The lenders under IVonyx's Seven Million Dollar
           ---------------
($7,000,000.00) working capital credit facility shall have consented to Parent becoming the borrower under such facility (it being understood that no amount shall be drawn under such facility as of the Closing if assumed by Parent) or Parent shall have obtained a different Seven Million Dollar ($7,000,000.00) working capital credit facility from such lender or other lenders, on terms and conditions acceptable to Parent and the preferred stockholders of Parent shall have approved the incurrence of indebtedness by Parent under such facility; provided, however, that Parent shall have used commercially reasonable best efforts to obtain a different Seven Million Dollar ($7,000,000.00) working capital credit facility from such lender or other lenders in the event that the lenders under IVonyx's Seven Million Dollar ($7,000,000.00) working capital credit facility do not consent to Parent becoming the borrower under such facility.

      9.7  Material Adverse Change. Since December 31, 2000, there shall not
           -----------------------
have been any Material Adverse Change.

      9.8  Tax Clearance Certificate. IVonyx shall provide the Koop Parties with
           -------------------------
a clearance certificate or similar document(s) that may be required by any state taxing authority in order to relieve the Koop Parties of any obligation to withhold any portion of the Purchase Price.

      9.9  Registration Statement. The Registration Statement shall have been
           ----------------------
declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent, threatened by the SEC, and all necessary approvals under blue sky laws relating t the issuance or trading of the Shares shall have been received.


     9.10  Secured Creditors. IVonyx shall have received the written consent of
           -----------------
DVI Business Credit Corporation, in its capacity as a secured creditor, to the transactions contemplated by this Agreement, which consent shall include, but is not limited to, the agreement by DVI Business Credit Corporation to release its liens on the Assets.

                                  ARTICLE X.
                    ACTIONS BY THE PARTIES AFTER THE CLOSING
                    ----------------------------------------

     10.1  Survival of Representations, Etc. All of the representations and
           --------------------------------
warranties made by each Party in this Agreement or in any attachment, exhibit, the Schedules, certificate, document or list delivered by any such Party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations and warranties may be asserted at any time before the date which shall be) one (1) year following the Closing Date; provided, however, that the representations and warranties set forth in Section
                                                                        -------
4.13 and Section 4.19 shall survive until thirty (30) days after the expiration
----     ------------
of the applicable statute of limitations (with extensions) and the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 shall
                                            ------------  ---     ---
survive indefinitely. Each Party hereto shall be entitled to rely upon the representations and warranties of the other Party(ies) set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a Party in respect of any Claim (as defined below) made by such Party in a writing received by the other Party prior to the expiration of the applicable survival period provided herein. The applicable date of expiration of a representation or warranty is referred to as the "Expiration Date". The right to indemnification, payment of Damages (as defined
 ---------------
below) or other remedy based on any representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable or being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedies based on such representations, warranties, covenants and obligations.

     10.2  Notice of Damages.  A party or parties, seeking indemnity hereunder
           -----------------
will give the party(ies) from whom indemnity is sought hereunder notice (hereinafter, the "Indemnification Notice") of any demands, claims, actions or
                   ----------------------
causes of action (collectively, the "Claims") asserted against the Indemnified
                                     ------
Party (as defined below) by no later than the applicable Expiration Date and, and if raised by such date, such Claim shall survive the Expiration Date until final resolution thereof; provided that if a Koop Indemnified Party is the Indemnified Party, such notice shall be delivered to IVonyx (who shall receive such notice on behalf of all of the IVonyx Parties). For purposes of this
Article X, "Indemnified Party" shall mean the Koop Indemnified Parties (or one
---------
or more of them) or the IVonyx Indemnified Parties (or one or more of them), as applicable, each as defined below and "Indemnitor" shall mean the Koop Parties or the IVonyx Parties, as applicable.

     10.3  Agreements to Indemnify.
           -----------------------

           (a)  Subject to the terms and conditions of this Article X, the
                                                            ---------
IVonyx Parties jointly and severally covenant and agree to indemnify, defend and hold harmless Parent, Acquisition Sub and their Affiliates (including any officer, director, stockholder, partner, principal, member, attorney, employee, agent or representative of any thereof) (collectively, the "Koop Indemnified
                                                            ----------------
Parties") from and against all costs, losses, Liabilities, obligations, damages,
-------
lawsuits, deficiencies, claims, demands and expenses (whether or not arising out of third party Claims), including without limitation interest, penalties, costs of mitigation, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), imposed
                                                              -------
upon or incurred by any Koop Indemnified Parties arising out of or in connection with or resulting from or incident to (i) any breach of any representation or warranty made by any of the IVonyx Parties in this Agreement; (ii) any breach of any covenant or agreement made by any of the IVonyx Parties in this Agreement;
(iii) any Excluded Liabilities; and (iv) any Damages of any nature (absolute, accrued, contingent or otherwise) of the IVonyx Parties or any ERISA Affiliate of IVonyx arising under or related to any Benefit Plan or related to any officer, employee, former employee, director or agent of the IVonyx Parties. The term "Damages" as used in this Section 10.3 is not limited to matters asserted
      -------                  ------------
by third parties against any Indemnified Party, but includes Damages incurred or sustained by any Indemnified Party in the absence of third party Claims. Payments by any Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not be a condition precedent to recovery.

           (b)  Subject to the terms and conditions of this Article X, the Koop
                                                            ---------
Parties jointly and severally covenant and agree to indemnify, defend and hold harmless the IVonyx Parties and their Affiliates (including any officer, director, stockholder, partner, principal, member, attorney, employee, agent or representative thereof) (collectively, the "IVonyx Indemnified Parties") from
                                            --------------------------
and against all Damages imposed upon or incurred by such Indemnified Party arising out of or in connection with or resulting from or incident to (i) any breach of any representation or warranty made by either Koop Party in this Agreement; and (ii) any breach of any covenant or agreement made by either Koop Party in this Agreement.

           (c) The Indemnitor shall reimburse an Indemnified Party promptly after delivery of an Indemnification Notice certifying that the Indemnified Party has incurred Damages after compliance with the terms of this Article X,
                                                                   ---------
provided, however, that the Indemnitor shall have the right to contest any such Damages in good faith.

     10.4  Conditions of Indemnification of Third Party Claims.  The obligations
           ---------------------------------------------------
and Liabilities of an Indemnitor under Section 10.3 hereof with respect to
                                       ------------
Damages resulting from Claims by Persons not party to this Agreement shall be subject to the following terms and conditions:

           (a) Promptly after delivery of an Indemnification Notice in respect of a Claim and subject to subsection (c) of this Section 10.4, if the Indemnitor
                                                 ------------
shall acknowledge in writing to the Indemnified Party that the Indemnitor shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, the Indemnitor may elect, by written notice to the Indemnified Party, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of Indemnitor; provided that Indemnitor shall not enter into a settlement agreement of such Claim without the Indemnified Party's consent, which shall not be unreasonably withheld. If the Indemnitor chooses to defend any Claim, the Indemnified Party shall cooperate with all reasonable requests of the Indemnitor and shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

           (b) In the event that the Indemnitor, within a reasonable time after receipt of an Indemnification Notice, does not so elect to defend such Claim or, after undertaking the defense of such Claim, fails to continue the defense of such Claim, the Indemnified Party will have the right (upon further notice to the Indemnitor) to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor.

           (c)  Anything in this Section 10.4 to the contrary notwithstanding,
                                 ------------
(i) if the Indemnified Party believes there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to participate in the defense, compromise or settlement of such Claim, provided that the Indemnitor shall not be liable for expenses of separate counsel of the Indemnified Party engaged for such purpose, unless the named parties to the action or proceeding regarding such Claim (including any impleaded parties) include both the Indemnitor and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnitor, in which event the Indemnified Party shall be entitled, at the Indemnitor's cost, risk and expense, to separate counsel of its own choosing, and (ii) no Person who has undertaken to defend a Claim under Section 10.4(a)
                                                              ---------------
hereof shall, without written consent of all Indemnified Parties, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Parties from all Liability arising from events which allegedly give rise to such Claim.

     10.5  Appointment of IVonyx as Representative of the IVonyx Parties.  Each
           -------------------------------------------------------------
of the IVonyx Parties approves the designation of and designates IVonyx as the representative (the "Representative") of the IVonyx Parties and as the attorney-
                     --------------
in-fact and agent for and on behalf of each IVonyx Party with respect to claims for indemnification under Article X and the taking by the Representative of any
                          ---------
and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including the exercise of the power to: (i) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (ii) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article X on behalf of the
                                                    ---------
IVonyx Parties; (iii) approve, object to and/or agree upon the final determination of Net Income pursuant to Section 2.5; and (iv) take all actions
                                        -----------
necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each IVonyx Party with respect to the disposition, settlement or other handling of all Claims under Article X hereof and all rights or obligations arising under
                    ---------
Article X. The IVonyx Parties will be bound by all actions taken and documents
---------
executed by the Representative in connection with Article X or Section 2.5, and
                                                  ---------    -----------
Acquisition Sub and Parent will be entitled to rely on any action or decision of the Representative.

     10.6  Contents of Indemnification Notice.  Each Indemnification Notice
           ----------------------------------
given pursuant to Section 10.2 will contain the following information:
                  ------------

           (a) that the Indemnified Party has incurred, paid or properly accrued (in accordance with generally accepted accounting principles) or, in good faith, believes it will have to incur, pay or accrue, Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Indemnified Party based on alleged facts, which if true, would give rise to liability for Damages to such Indemnified Party under Article X); provided such amount may
                                        ---------
subsequently be increased in one or more subsequent Indemnification Notices with respect to such Claims if the Indemnified Party has a good faith basis for believing such increase is appropriate (or if the Damages actually incurred exceed the amount set forth in the prior Indemnification Notice(s)); and

           (b) a brief description, in reasonable detail (to the extent reasonably available to the Indemnified Party), of the facts, circumstances or events giving rise to the alleged Damages based on such Indemnified Party's good faith belief thereof.

     10.7  Resolution of Indemnification Notice.  Any Indemnification Notice
           ------------------------------------
given to the Indemnitor will be resolved as follows:

           (a)  Uncontested Claims. In the event that, within thirty (30)
                ------------------
calendar days after an Indemnification Notice is received by the Indemnitor, the Indemnitor does not contest such Indemnification in writing to the Indemnified Party as provided in Section 10.7(b) (an "Uncontested Claim"), the Indemnitor,
                     ---------------      -----------------
subject to the limitations set forth in Section 10.8(b), will be conclusively
                                        ---------------
deemed to have consented, to the recovery by the Indemnified Party the full amount of Damages specified in the Indemnification Notice in accordance with this Article X, and, without further notice, to have stipulated to the entry of
     ---------
a final judgment for damages against the Indemnitor for such amount in any court having jurisdiction over the matter where venue is proper.

           (b)  Contested Claims.  In the event that the Indemnitor gives the
                ----------------
Indemnified Party written notice contesting all or any portion of an Indemnification Notice (a "Contested Claim") within the thirty (30)-day period
                           ---------------
specified in Section 10.7(a), then: (i) such Contested Claim will be resolved by
             ---------------
either (A) a written settlement agreement executed by the Indemnified Party and the Indemnitor after settlement discussions to take place over a maximum of twenty (20) days or (B) in the absence of such a written settlement agreement executed by the Indemnified Party and the Indemnitor within the twenty (20)-day period, by binding arbitration between the Indemnified Party and the Indemnitor in accordance with the terms an provisions of Section 10.7(c); provided that if
                                              --------------
such notice denies the validity of only part of such Claim, the Indemnitor will be conclusively deemed to have consented, to the recovery by the Indemnified Party the portion of Damages that is uncontested, and, without further notice, to have stipulated to the entry of a final judgment for such damages against the Indemnitor for such amount in any court having jurisdiction over the matter where venue is proper.

           (c)  Arbitration of Contested Claims.  Each of the Koop Parties and
                -------------------------------
the IVonyx Parties agrees that any Contested Claim will be submitted to mandatory, final and binding arbitration in the County of Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Either the Indemnified Party or the Indemnitor may commence the arbitration process called for by this Agreement by filing a written demand for arbitration and giving a copy of such demand to each of the other parties to this Agreement. The Parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subsection (i) below. The provisions of this Section 10.7(c) may be
                                                  ---------------
enforced by any Federal or State Court in Los Angeles, California having competent jurisdiction over the subject matter of the controversy, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including reasonable attorneys' fees, to be paid by the party against whom enforcement is ordered.

                  (i)    Payment of Costs.  The costs of arbitration (including
                         ----------------
the arbitrators' fees) initially will be borne equally (50/50) between the petitioner(s) and respondent(s), and each Party will bear its own attorneys' fees. The arbitrator may, at his or her discretion, reallocate some or all of costs of arbitration (including the arbitrator's fees, but not including attorneys' fees) of the prevailing party based upon the arbitrator's determination, and only to the extent that the arbitrator finds, that the arbitration was commenced in bad faith by the initiating party.

                  (ii)   Burden of Proof.  Except as may be otherwise expressly
                         ---------------
provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the Claim were litigated in a judicial proceeding governed by California law exclusively.

                  (iii)  Award.  Upon the conclusion of any arbitration
                         -----
proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver the
                                           -----------
Findings to the Indemnified Party and Indemnitor, together with a signed copy of the Final Award. The Final Award will constitute a conclusive determination of all issues in question, binding upon the Koop Parties and the IVonyx Parties, and will include an affirmative statement to such effect. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                  (iv)   Timing. The Koop Parties, the IVonyx Parties and the
                         ------
arbitrator will conclude each arbitration pursuant to this Section 10.7 as
                                                           ------------
promptly as possible for the Contested Claim being arbitrated.

                  (v)    Terms of Arbitration.  The arbitrator chosen in
                         --------------------
accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                  (vi)   Exclusive Remedy.  Following the Closing Date, except
                         ----------------
as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive means of resolution of any Contested Claim made pursuant to Article X.
                                                   ---------

     10.8  Choice of Remedies; Limitations
           -------------------------------

           (a)  In seeking indemnification for Damages under Article X, the Koop
                                                             ---------
Indemnified Parties, in their sole discretion, may choose either to (i) seek recovery of any Damages directly against the IVonyx Parties (other than the stockholders of IVonyx and other than officers or directors of either IVonyx Party) or any of their assets and/or (ii) exercise their remedies with respect to the Shares held in the Escrow Fund; provided that remedies for Damages other than those contemplated under clause (iii) of Section 10.3(a) may only be
                                              ---------------
recovered with respect to the Escrow Shares or as an offset to amounts owed (if any) to the IVonyx Parties pursuant to the Earnout Payment.

               (i) In the event the Koop Indemnified Parties seek recovery of any Damages directly against the IVonyx Parties: (A) if the recovery sought is pursuant to an Uncontested Claim, the IVonyx Parties shall pay to the Koop Indemnified Parties in cash (or by certified or bank cashier's check or by wire transfer of immediately available funds to an account designated by the Koop Indemnified Parties) an amount equal to the Damages; or (B) if recovery is sought pursuant to a Contested Claim, upon issuance of the Final Award at the conclusion of the arbitration proceedings regarding such Contested Claim, the IVonyx Parties shall pay to the Koop Indemnified Parties in cash (or by certified or bank cashier's check or by wire transfer of immediately available funds to an account designated by the Koop Indemnified Parties) the amount to which the Koop Indemnified Parties are entitled as set forth in the Final Award.

                (ii) If the Koop Indemnified Parties elect to exercise their remedies with respect to the Shares in the Escrow Fund: (A) if recovery sought is pursuant to an Uncontested Claim, then each of Parent and the Representative shall promptly execute and deliver to the Escrow Agent joint instructions to release from the Escrow Fund such number of Shares equal in value to the amount of such Uncontested Claim to Parent (or its designee); or (B) if recovery is sought pursuant to a Contested Claim, upon conclusion of the arbitration proceedings regarding such Contested Claim and upon presentation by Parent to the Escrow Agent of a copy of the Final Award, the Escrow Agent shall release to Parent from the Escrow Fund such number of Shares equal in value to the amount to which the Koop Indemnified Parties are entitled pursuant to the Final Award. For purposes of this Article X, the Shares in the Escrow Fund shall be valued at
                     ---------
the closing trading price per share of Common Stock ending on the date immediately prior to (a) the date of the Indemnification Notice, in the case of an Uncontested Claim, or (b) the date of the Final Award, in the case of a Contested Claim; provided however, in the event the Common Stock is not listed on Nasdaq on either of such dates, the value of such shares shall be the average mean of the last closing bid and asked prices for the Common Stock on such date, as reported by Nasdaq or the National Quotation Bureau Incorporated, or if such bid and asked prices are not so reported, as determined in good faith by Parent's board of directors.

          (b) Notwithstanding the foregoing, no Koop Indemnified Party may make a claim for Damages until the aggregate amount of all claims by the Koop Indemnified Parties exceeds One Hundred Thousand Dollars ($100,000.00) (the "Threshold Amount"); provided, however, that once the aggregate amount of
 ----------------
Damages exceeds the Threshold Amount, then the Koop Indemnified Parties shall have the right to recover any amounts due in excess of Fifty Thousand Dollars ($50,000.00).

           (c) Notwithstanding anything in this Agreement to the contrary, neither of the Koop Parties shall be liable or obligated under or in connection with this Agreement and the transactions contemplated hereby for anything other than payment of the Purchase Price as provided herein.

     10.9  Remedies Generally.  Except with respect to Claims for fraudulent
           ------------------
misrepresentation or fraudulent conduct, the terms and conditions contained in this Article X shall apply to and be the sole remedy for any claim for money
     ---------
Damages available to the Koop Indemnified Parties, on the one hand, or the IVonyx Indemnified Parties, on the other hand, for breach of any of the representations, warranties, covenants and agreements contained herein; provided, however, that nothing herein shall preclude a Party from exercising equitable remedies (including in accordance with Section 6.7(b)) (including
                                                 --------------
without limitation specific performance and injunctions). Except as specifically limited in accordance with the immediately preceding sentence, the remedies provided to any Indemnified Party herein shall be cumulative and shall not preclude an Indemnified Party from asserting any other rights or seeking any other remedies against an Indemnitor (other than the stockholders of IVonyx and other than officers or directors of either IVonyx Party), including, without limitation, the right to seek equitable relief in accordance with Section 6.7(b)
                                                                  --------------
above.

     10.10  Bulk Sales.  It may not be practicable to comply or attempt to
            ----------
comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Acquisition Sub to waive any requirements for compliance with any or all of such laws, the IVonyx Parties hereby agree jointly and severally that the indemnity provisions of Section 10.3 hereof shall apply to
                                           ------------
any Damages incurred by any Koop Indemnified Party arising out of or resulting from the failure of the IVonyx Parties or the Koop Parties to comply with any such laws.

     10.11  Taxes.
            -----

            (a) The Koop Parties and the IVonyx Parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. The Koop Parties and the IVonyx Parties shall retain all books and records with respect to Taxes pertaining to the Assets for a period of at least six (6) years following the Closing Date. At the end of such period, each Party shall provide the other Party with at least ten (10) days' prior written notice before destroying any such books and records, during which period the Party receiving such notice can elect to take possession, at its own expense, of such books and records. The Koop Parties and the IVonyx Parties shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Assets.

            (b) The IVonyx Parties shall be responsible for and shall promptly pay when due all Taxes levied with respect to the Assets attributable to the Pre-Closing Tax Period. All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be
                                     -----------------------
apportioned between IVonyx and Acquisition Sub based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. IVonyx shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Acquisition Sub shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for real or personal property taxes relating to the Assets, each of IVonyx and Acquisition Sub shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 10.11 together with such supporting evidence as is reasonably
     -------------
necessary to calculate the proration amount. The proration amount shall be paid by the Party owing it to the other Party within ten (10) days after delivery of such statement. In the event that either an IVonyx Party or Acquisition Sub shall make any payment for which it is entitled to reimbursement under this
Section 10.11 the other Party shall make such reimbursement promptly but in no
-------------
event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

             (c) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees (collectively, "Transfer Taxes")
                                                        --------------
incurred in connection with the transactions contemplated by this Agreement shall be borne by IVonyx. The Koop Parties and the IVonyx Parties shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The Party that is required by applicable law to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so, and the other Parties shall cooperate with respect thereto as necessary.

      10.12  Prorations.  Prior to the Closing Date, IVonyx will deliver to the
             ----------
Koop Parties a full and complete certified list of all known accounts payable and other accrued Liabilities of IVonyx (excluding liabilities or obligations for Taxes, apportionment of which is addressed in Section 10.11 of this
                                                  -------------
Agreement and excluding Liabilities under Contracts (including Excluded Contracts) that are not assumed by the Koop Parties hereunder), which shall be prorated as set forth below (the "Accrued Liabilities"). Notwithstanding the
                                  -------------------
actual date of the Closing, or anything contained elsewhere in this Agreement, all Parties to the Agreement desire, understand, acknowledge and agree that all income and expenses of IVonyx with respect to Liabilities that are Assumed Liabilities shall be prorated as of 12:01 a.m. (Pacific Time) on the day immediately after the Closing (the "Cut-Off Date"). All income, expenses and
                                    ------------
deposits for services or advertising to be rendered arising from the conduct of the Business shall be prorated between the IVonyx Parties and the Koop Parties as of the Cut-Off Date. Such prorations shall be based upon the principle that the IVonyx Parties shall be entitled to all income earned and shall be responsible for all Liabilities, whether long-term, short-term or current, to the extent incurred or accruing in connection with the Assets and the operation of the Business through the Cut-Off Date, and the Koop Parties shall be entitled to all such income earned and shall be responsible for all such Liabilities (other than Excluded Liabilities), whether long-term, short term or current, to the extent incurred or accruing in connection with the Assets and the operation of Business after the Cut-Off Date. Such prorations shall include, without limitation, all regulatory, business, permit and license fees, utility expenses, commissions, rents, security deposits, and similar prepaid and deferred items and all other expenses attributable to the Assets and the operation of the Business. To the extent not known, permit and regulatory fees shall be apportioned on the basis of such fees for the preceding year, with a reapportionment as soon as the new rate and/or valuation can be ascertained. Within ninety (90) days following the Closing, the Koop Parties shall deliver to the IVonyx Parties a schedule of any proposed proration adjustments (which shall set forth in reasonable detail the basis for those determinations) (the "Proration Adjustment Schedule"). The Proration Adjustment Schedule shall be
 -----------------------------
conclusive and binding upon the IVonyx Parties unless the IVonyx Parties provide the Koop Parties with written notice of objection (the "Notice of Disagreement")
                                                        ----------------------
within thirty (30) days after the IVonyx Parties' receipt of the Proration Adjustment Schedule, which notice shall state the prorations of expenses and income proposed by the IVonyx Parties (the "IVonyx Proration Amount"). The Koop
                                            -----------------------
Parties shall have twenty (20) days from receipt of a Notice of Disagreement to accept or reject the IVonyx Proration Amount. If the Koop Parties reject the IVonyx Proration Amount, the Parties may agree to resolve the matter by binding arbitration, or, in the absence of such agreement, pursue their respective legal rights and remedies. Payment by the Koop Parties or the IVonyx Parties, as the case may be, of the proration amounts determined pursuant to this section shall be fifteen (15) days after the last to occur of (i) acceptance by the IVonyx Parties of the Proration Adjustment Schedule or the failure of the IVonyx Parties to give the Koop Parties a timely Notice of Disagreement, (ii) acceptance by the Koop Parties of the IVonyx Proration Amount or the failure of the Koop Parties to reject the IVonyx Proration Amount within twenty (20) days of receipt of a Notice of Disagreement or (iii) resolution of the proration amount by binding arbitration or a final non-appealable judgment. If either the Koop Parties or the IVonyx Parties fail to pay any amount due under this section, interest on such amount shall accrue from the date payment was due to the date such payment is made at a per annum rate equal to the prime rate set out in the Wall Street Journal, the California Edition, plus one percent (1%), and such interest shall be payable on demand.

      10.13  Right of Offset.  Anything in this Agreement to the contrary
             ---------------
notwithstanding, the Koop Parties may withhold and set off against any amounts due to any IVonyx Party (including the Earnout Payment, if applicable) the amount of any Damages to which any Koop Indemnified Party is entitled.

                                  ARTICLE XI.
                             TRANSFER RESTRICTIONS
                             ---------------------

             Except as set forth in this Article XI, IVonyx and any stockholder
                                         ----------
of IVonyx to whom IVonyx distributes any Shares pursuant to Section 2.3 and any
                                                            -----------
Permitted Transferee (as defined in Article XI) of any of the foregoing shall
                                    ----------
not, without the prior written consent of Parent which may be withheld in its sole discretion, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares (as defined in Section 2.3) or any securities convertible
                                      -----------
into or exercisable or exchangeable for Shares (including, without limitation, securities convertible into or exercisable or exchangeable for Shares that may be deemed to be beneficially owned by IVonyx, any such stockholder or any Permitted Transferee in accordance with the rules and regulations of the SEC), or (b) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Shares.

          Notwithstanding the preceding paragraph, (a) if a potential transferor of any Shares is an individual, such Person may transfer any or all of such Shares in private transactions (i) to or for the benefit of members of such Person's immediate family, (ii) to any trust, limited liability company or partnership for the direct or indirect benefit of (or directly or indirectly owned by) such Person or such Person's immediate family or (iii) by gift, will or intestacy; or (b) if a potential transferor of any Shares is an entity or a trust, such Person may transfer any or all of such Shares in private transactions (i) to entities controlling, controlled by or under common control with such Person, or (ii) as a distribution to partners, members or stockholders of such Person (each, a "Permitted Transfer" and each transferee, a "Permitted
                         ------------------                          ---------
Transferee"); provided, however, that in all cases it shall be a condition to
----------
the Permitted Transfer that the Permitted Transferee execute an agreement stating that the Permitted Transferee is receiving and holding such Shares subject to the provisions of this Article XI, and there shall be no further
                                  ----------
transfer of such Shares except in accordance with this Article XI; provided
                                                       ----------
further, that if any such transfer is not made pursuant to an effective registration statement, in all cases it shall be a condition to the Permitted Transfer that Parent shall have received prior notice of such transfer accompanied by a written opinion of legal counsel reasonably satisfactory to Parent to the effect that the proposed transfer may be effected without registration under the Securities Act; provided further that if the Permitted Transferee may be deemed an "affiliate" of Parent (as that term is used in Rule 145 promulgated under the Securities Act), such Permitted Transferee shall also execute a Rule 145 Letter Agreement.

          IVonyx agrees, and each stockholder of IVonyx and Permitted Transferee shall agree as a condition to the transfer of Shares to such Person, that Parent may, and that such Person will, (a) with respect to any Shares that are subject to the restrictions set forth in Article XI for which such Person is the record
                                 ----------
holder, cause the transfer agent for Parent to note stop transfer instructions with respect to such shares on the transfer books and records of Parent and (b) with respect to any Shares that are subject to the restrictions set forth in
Article XI for which such Person is the beneficial holder but not the record
----------
holder, cause the record holder of such Shares to cause the transfer agent for Parent to note stop transfer instructions with respect to such Shares on the transfer books and records of Parent. IVonyx acknowledges, and each stockholder of IVonyx and Permitted Transferee of IVonyx shall acknowledge as a condition to the transfer of Shares to such Person, that each certificate representing the Shares shall bear a legend evidencing the provisions of this Article XI.
                                                             ----------
Without limiting the restrictions herein, any sale, transfer or other disposition of the Shares by IVonyx, a stockholder of IVonyx or any Permitted Transferee shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rules 144 and 145 promulgated under the Securities Act.

          The restrictions set forth in this Article XI shall terminate one (1)
                                             ----------
year after the Closing Date; provided that any sale, transfer, assignment or pledge of the Shares following the expiration of such one (1) year period must be made pursuant to an effective registration statement under the Securities Act in compliance with any applicable requirements of Rule 145 promulgated under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act in accordance with this Article XI. Unless there is in
                                           ----------
effect a registration statement under the Securities Act covering the transfer of the Shares, following the expiration of such one (1) year period, neither IVonyx nor any stockholder of IVonyx or any Permitted Transferee may sell, transfer, assign or pledge any Shares without first notifying

Parent of such Person's intention to effect such sale, transfer, assignment or pledge, which notice must be accompanied by a written opinion of legal counsel reasonably satisfactory to Parent to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act (it being understood that transfers by any holders subject to Rule 145 Letter Agreements shall be subject to the terms of the Rule 145 Letter Agreements).

                                 ARTICLE XII.
                                 MISCELLANEOUS
                                 -------------

      12.1  Termination
            -----------

            (a) This Agreement may be terminated at any time prior to Closing:

                (i)    By mutual written consent of Parent and IVonyx;

                (ii) By Parent or IVonyx if the Closing shall not have occurred on or before one hundred and twenty (120) days from the date hereof (the "Termination Date"); provided, however, that this provision shall not be
      ----------------
available to Parent if IVonyx has the right to terminate this Agreement under clause (iv) of this Section 12.1, and this provision shall not be available to
                    ------------
IVonyx if Parent has the right to terminate this Agreement under clause (iii) of this Section 12.1;
     ------------

                (iii) By Parent if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or
                                        ----------
agreement to be complied with or performed by any IVonyx Party pursuant to the terms of this Agreement;

                (iv) By IVonyx if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or
                                        ---------
agreement to be complied with or performed by either Koop Party pursuant to the terms of this Agreement; or

                 (v) By either of the Koop Parties or the IVonyx Parties in accordance with Section 12.12 hereto.
                -------------

            (b) In the event of termination of this Agreement: (i) each Party will redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and (ii) no Party shall have any liability to any other Party to this Agreement except with respect to any breaches of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunction relief to the extent that specific performance or such other relief would otherwise be available to a Party hereunder.

      12.2  Assignment.  Neither this Agreement nor any of the rights or
            ----------
obligations hereunder may be assigned by any Party without the prior written consent of the other Parties; except that Acquisition Sub may, without such consent, assign all of its rights to a wholly-owned subsidiary of Parent or to a successor in interest to Acquisition Sub which shall assume all obligations of Acquisition Sub under this Agreement. Any permitted assignee of a Party shall be subject to the assignment restrictions of this Section 12.2. Subject to the
                                               ------------
foregoing, this

Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

      12.3  Notices.  All notices, requests, demands and other communications
            -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); upon receipt, if sent by certified or registered mail, return receipt requested; and upon confirmed transmission if sent by telecopier. In each case notice shall be sent to:

          If to the IVonyx Parties, addressed to:

          17852 Laurel Park Drive North
          Suite 210C
          Livonia, MI 48152
          Attention:  Peter Molloy
          Fax:  (734) 462-9360

          with an additional copy to:
          Zevnik Horton et al.
          101 West Broadway, 17th Floor
          San Diego, California 92101
          Attention:  Kenneth D. Polin
          Fax:  (619) 515-9628

          If to either Koop Party, addressed to:

          Infusion Acquisition Sub, Inc.
          225 Arizona Avenue, Suite 250
          Santa Monica, California  90401
          Attention: President
          Fax: (310) 395-3800

          with an additional copy to:

          Latham & Watkins
          633 West Fifth Street, Suite 4000
          Los Angeles, California 90071
          Attention:  W. Alex Voxman
          Fax:  (213) 891-8763

or to such other place and with such other copies as any Party may designate as to itself by written notice to the others.

      12.4  Choice of Law.  This Agreement shall be construed, interpreted and
            -------------
the rights of the Parties determined in accordance with the laws of the State of California (without giving effect to its conflicts of law principles).

      12.5  Arbitration; Process.  In the event any controversy or claim arising
            --------------------
out of or relating to this Agreement or the making, performance or interpretation thereof shall be settled by arbitration in the County of Los Angeles, California, in accordance with the with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment on the arbitration award may be entered in any Federal or State Court in Los Angeles, California having competent jurisdiction over the subject matter of the controversy. Notwithstanding anything in this Section to the contrary, any of the Parties hereto may apply to a court of competent jurisdiction for interim relief or a provisional remedy pending the decision of the arbitrator. The costs of arbitration (including the arbitrators' fees) initially will be borne equally (50/50) between the petitioner(s) and respondent(s), and all Parties will bear their own attorneys fees. The arbitrator may, at his or her discretion, reallocate some or all of costs of arbitration (including the arbitrator's fees, but not including attorneys' fees) of the prevailing party based upon the arbitrator's determination, and only to the extent that the arbitrator finds, that the arbitration was commenced in bad faith by the initiating party. Process in any arbitration or proceeding referred to in this Section 12.5 may be served
                                                     -----------
on any Party anywhere in the world.

      12.6   Entire Agreement; Amendments and Waivers.  This Agreement and the
             ----------------------------------------
Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Schedules) and the confidentiality provisions of the letter agreement dated March 29, 2001 between Parent and IVonyx, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      12.7   Multiple Counterparts.  This Agreement may be executed in one or
             ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.8   Invalidity.  In the event that any one or more of the provisions
             ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      12.9   Titles; Gender.  The titles, captions or headings of the Articles
             --------------
and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

      12.10  Cumulative Remedies.  All rights and remedies of any Party hereto
             -------------------
are cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      12.11  Representation by Counsel; Equal Construction.  Each Party hereto
             ---------------------------------------------
represents and agrees with each other Party that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understood this Agreement in its entirety and have had it fully explained to them by such Party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The Parties agree that each Party and such Party's counsel have reviewed and revised this Agreement and the other Ancillary Agreements and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Agreement or any Ancillary Agreement or any amendment hereto or thereto or exhibits herein or therein.

        12.12  Schedules; Duty to Update.  Each Party acknowledges that the
               -------------------------
failure to include or disclose information that is applicable to or requires inclusion in any Schedule, where such information is already disclosed or contained in another Schedule and such information is reasonably related to the Schedule from which it has been omitted, shall not, if inadvertently omitted from such Schedule, be deemed the failure to provide such information and shall not constitute a breach of this Agreement. The Parties further agree, between the date hereof and the Closing, to provide any information required to amend, supplement or update any Schedule. In the event any such update made by the IVonyx Parties individually or when aggregated with one or more other updates materially and adversely affects the Business or the Assets in the reasonable determination of the Koop Parties, the Koop Parties shall have the option of terminating this Agreement, which option must be exercised within 30 days of the receipt of the applicable update(s) that gave rise to such option to terminate this Agreement. In the event the Koop Parties do not exercise their option to terminate the Agreement pursuant to the preceding sentence, then the Schedules of the IVonyx Parties shall be deemed to have been modified with respect to the applicable update(s) that gave rise to such option. In the event any such update made by the Koop Parties individually or when aggregated with one or more other updates materially and adversely affects the business or the assets of the Koop Parties and their Affiliates taken as a whole in the reasonable determination of the IVonyx Parties, the IVonyx Parties shall have the option of terminating this Agreement, which option must be exercised within 30 days of the receipt of the applicable update(s) that gave rise to such option to terminate this Agreement. In the event the IVonyx Parties do not exercise their option to terminate the Agreement pursuant to the preceding sentence, then the Schedules of the Koop Parties shall be deemed to have been modified with respect to the applicable update(s) that gave rise to such option.


                            (Signature page follows)

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed or duly executed on their respective behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

IVONYX:                                         ACQUISITION SUB:
IVONYX GROUP SERVICES, INC.,                    INFUSION ACQUISITION SUB, INC.,
a Delaware corporation                          a Delaware corporation

By: /s/ Albert J. Henry                        By: /s/ Edward A. Cespedes
   -------------------------------------------  ------------------------------------------------
Name: Albert J. Henry                           Name: Edward A. Cespedes
Title:   Chairman                               Title: Vice President and Secretary


IVONYX SUB:                                     PARENT:


IVONYX, INC.,                                   DRKOOP.COM, INC.,
a California corporation                        a Delaware corporation

By: /s/ Albert J. Henry                         By: /s/ Richard M. Rosenblatt
   -------------------------------------------  ------------------------------------------------
Name: Albert J. Henry                           Name: Richard M. Rosenblatt
Title:   Chairman                               Title: CEO

                                   SCHEDULES





                                   Schedules

                                   EXHIBIT A

                      Form of Molloy Employment Agreement
                      -----------------------------------




                                  Exhibit A-1

                                   EXHIBIT B

                        Form of Molloy Option Agreement
                        -------------------------------

                                   EXHIBIT C

                  Form of Legal Opinion (Zevnik Horton et al.)
                  --------------------------------------------


                                  Exhibit C-1

                                   EXHIBIT D

                       Form of Rule 145 Letter Agreement
                       ---------------------------------



                                  Exhibit D-1